UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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ENTERPRISE FINANCIAL SERVICES CORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ENTERPRISE FINANCIAL SERVICES CORP

150 NORTH MERAMEC
CLAYTON, MISSOURI 63105

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Enterprise Financial Services Corp will be held at the Ritz-Carlton Amphitheater, 100 Carondelet Plaza, St. Louis, Missouri 63105 on Wednesday, May 2, 2018, at 5:00 p.m. local time, for the following purposes:

1. The election of 12 directors named in the accompanying proxy statement to hold office until the next annual meeting of stockholders or until their successors are elected and have qualified.
2. Proposal A, ratification of the selection of Deloitte & Touche LLP as independent registered public accounting firm.
3. Proposal B, an advisory (non-binding) vote to approve our executive compensation, as disclosed in this Proxy Statement.
4. Proposal C, approval of the Amended and Restated 2018 Stock Incentive Plan.
5. Proposal D, approval of the 2018 Employee Stock Purchase Plan.

The Board of Directors has fixed the close of business on March 5, 2018 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

It is important that your shares be represented and voted at the meeting. You have four options for voting your shares:
1. vote via the internet,
2. vote via the telephone,
3. vote in person, or
4. complete and return the proxy card sent to you.

For internet or telephone voting, instructions are printed on the proxy card sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement. If you wish to attend the meeting in person, please follow the instructions that follow under the heading "Questions About The Meeting and these Proxy Materials", "What should I do if I plan to Attend the Meeting in Person".

By Order of the Board of Directors,

Nicole Iannacone, Corporate Secretary
Clayton, Missouri
March 14, 2018

Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual Meeting of Stockholders to be held on May 2, 2018:

This proxy statement and our 2017 Annual Report to Stockholders are available at www.proxyvote.com

ENTERPRISE FINANCIAL SERVICES CORP

150 NORTH MERAMEC

CLAYTON, MISSOURI 63105

PROXY STATEMENT

These proxy materials are delivered by the Board of Directors (the "Board") of Enterprise Financial Services Corp (the “Company” or “EFSC”), in connection with the solicitation of proxies to be voted at the 2018 annual meeting of stockholders or any adjournment or postponement thereof. The meeting will be held at the Ritz-Carlton Amphitheater, 100 Carondelet Plaza, St. Louis, Missouri 63105 on Wednesday, May 2, 2018 at 5:00 p.m. local time.

This Proxy Statement and the proxy card were first provided to stockholders on or about March 14, 2018.

QUESTIONS ABOUT THE MEETING AND THESE PROXY MATERIALS

What may I vote on?

1. The election of 12 directors named in this Proxy Statement to hold office until the next annual meeting of stockholders or until their successors are elected and have qualified.
2. Proposal A, ratification of the selection of Deloitte & Touche LLP as independent registered public accounting firm.
3. Proposal B, an advisory (non-binding) vote to approve our executive compensation, as disclosed in this proxy statement.
4. Proposal C, approval of the Amended and Restated 2018 Stock Incentive Plan.
5. Proposal D, approval of the 2018 Employee Stock Purchase Plan.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED HEREIN, AND A VOTE IN FAVOR OF EACH OF PROPOSALS B, C & D. THE BOARD, ON BEHALF OF THE AUDIT COMMITTEE UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL A.

Who can vote at the meeting? Our Board of Directors ("Board") has set March 5, 2018 as the record date for the annual meeting. All stockholders who owned our common stock at the close of business on the record date may vote at the annual meeting. On the record date, there were 23,097,254 shares of common stock outstanding. Shares held as of the record date include shares that are held directly in your name as the stockholder of record and those shares held for you as a beneficial owner through a stockbroker, bank or other nominee.

How do I vote my shares? If your shares are registered directly in your name with our stock transfer agent, Computershare, you are considered a stockholder of record and the beneficial owner of those shares. As a stockholder of record, you have the right to grant your voting proxy directly to the Company, or to vote in person at the meeting. You may submit your proxy by mail, over the internet at www.proxyvote.com, or via the telephone at 1-800-690-6903.

If your shares are held in a stock brokerage account or by a bank, you are still considered the beneficial owner of those shares, but your shares are said to be held in “street name.” Generally, only stockholders of record may vote in person at the meeting. If your shares are held in street name, you will receive a form from your broker or bank seeking instruction as to how your shares should be voted. Many of our stockholders who hold their shares in “street name” through a nominee have the option to submit their proxies or voting instructions to their nominee electronically by telephone or the internet. These stockholders should review and follow the voting instructions provided by their nominee, including any instructions related to revoking your voting instructions. If you desire to vote shares held in street name in person at the meeting, you need to contact your broker and ask how to obtain a “legal proxy” to directly vote such shares.

Internet Availability of Proxy Solicitation and Other Annual Meeting Materials. We are furnishing proxy materials to some of our stockholders via the internet by mailing a Notice of Internet Availability of Proxy Materials, instead of mailing printed copies of those materials. The Notice of Internet Availability of Proxy Materials instructs stockholders that our proxy statement, annual report to stockholders, electronic proxy card and related materials are available for viewing, free of charge, on the internet.

Stockholders may then access these materials and vote over the internet or request delivery of a full set of materials by mail or email. These rules help us lower the cost of conducting our annual meeting by reducing costs associated with printing and postage.

We will begin mailing the required Notice of Internet Availability of Proxy Materials (the "Notice") to stockholders on or about March 14, 2018. The proxy materials will be posted on the internet, at www.proxyvote.com, no later than the day we begin mailing the Notice. If you receive the Notice, you will not receive a paper or email copy of the proxy materials unless you request one in the manner set forth in the Notice. The Notice will also include instructions on how to access and review the proxy materials online, how to vote your shares over the internet, and how to get a paper or email copy of the proxy materials, if that is your preference.

Can I change my vote? Yes. If you are the stockholder of record, you may revoke your proxy at any time before the annual meeting of stockholders by:

•	entering a new vote by internet or telephone;

•	returning a later-dated proxy card;

•	sending written notice of revocation to the Secretary of the Company; or

•	attending the annual meeting and voting by ballot.

To change your vote for shares you hold in street name, you will need to follow the instructions provided by your broker or bank.

How are shares of common stock voted at the meeting? Each holder of common stock is entitled to one vote for each share of common stock held with respect to each matter to be voted upon.

All shares of common stock represented at the annual meeting by properly executed proxies received prior to or at the annual meeting which are not properly revoked will be voted at the annual meeting in accordance with the instructions indicated on the proxies. If no contrary instructions are indicated, proxies will be voted FOR the election of the Board's director nominees and FOR approval of Proposals A, B, C and D.

How many votes are required to elect each director? A plurality of votes cast at the annual meeting is required for the election of each director, which effectively means that the 12 persons receiving the most votes will be elected as directors. While directors are elected by a plurality of votes cast, our Board has adopted a majority voting policy for directors. This policy states that in an uncontested election, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to submit his or her resignation to the Board. The Nominating and Corporate Governance Committee of the Board is required to make recommendations to the Board with respect to any such tendered resignation. The Board will act on the tendered resignation within 90 days from the certification of the vote and will publicly disclose its decision, including its rationale. Only votes “for” or “withheld” are counted in determining whether a majority has been cast in favor of a nominee. If you withhold authority to vote with respect to the election of some or all of the nominees, your shares will not be voted with respect to those nominees indicated. If you cast a “withheld” vote, your shares will be counted for purposes of determining whether there is a quorum and will have a similar effect as a vote against that director nominee under our majority voting policy for directors. If a nominee fails to receive a majority of the votes cast and the Board accepts the director’s resignation, there would be a vacancy created on the Board. Our Board would then have the option under our By-Laws either to appoint someone to fill the vacancy or to reduce the size of the Board.

How many votes are required to adopt the other proposals? Proposals A, B, C, and D will be adopted if a majority of the votes cast on the respective proposal are in favor.

How do I vote if my shares are held in a benefit plan? If you are a current or former employee of the Company or one of its subsidiaries and you have any portion of your investment funds allocated to the EFSC Common Stock Fund in the EFSC Incentive Savings Plan (“Savings Plan”), you may instruct the Savings Plan’s trustees how to vote the shares of common stock allocated to your account under the Savings Plan. You will instruct the voting of your stock in the same manner as other stockholders, i.e., by submitting your voting instructions by telephone or through the internet or by requesting a proxy card to sign and return. Please see the Notice we sent to you or this proxy statement for specific instructions on how to provide voting instructions by any of these methods. Please note that your voting instructions for stock held in the Savings Plan must be returned by 11:59 p.m. Eastern Time on April 27, 2018.

What if I don’t give specific voting instructions or abstain?
If you indicate a choice on your proxy on a particular matter to be acted upon, the shares will be voted as indicated.

If you are a stockholder of record and you return a signed proxy card but do not indicate how you wish to vote, the shares will be voted in favor of the election as directors of the nominees described in this Proxy Statement, as well as in favor of proposals A,

B, C, and D. If you do not return the proxy card, your shares will not be voted and will not be deemed present for the purpose of determining whether a quorum exists.

Under the rules of the New York Stock Exchange, which regulates stock brokers, Proposal A, the ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm, is considered a routine matter, and your brokerage firm or other nominee will be entitled to vote your shares in their discretion on this proposal even if you do not provide voting instructions to your broker or other nominee. However, the election of directors and Proposal B-the advisory (non-binding) vote to approve our executive compensation, Proposal C-the vote to approve the Amended and Restated 2018 Stock Incentive Plan, and Proposal D-the vote to approve the 2018 Employee Stock Purchase Plan, are not considered routine matters, and brokers will not be permitted to vote on these matters if beneficial owners fail to provide voting instructions. The uninstructed shares that cannot be voted by brokers on non-routine matters are commonly referred to as “broker non-votes.”

Abstentions and broker non-votes (assuming a quorum is present) will have no effect on the election of directors or on Proposal B, C or D. Abstentions, assuming a quorum is present, will have no effect on Proposal A.

What should I do if I plan to attend the Meeting in Person? If you plan to attend the Meeting in person, in order to ensure the safety of all of our attendees, we are implementing certain attendance and security procedures. To gain admittance to the Meeting, we ask that you present both of the following: (1) a valid government-issued photo identification, such as a driver’s license or passport, and (2) proof of your ownership of shares of Company stock as of the record date (March 5, 2018). Acceptable proof of ownership may include: a copy of the proxy card for the 2018 annual meeting with your name on it or an account statement that indicates your ownership as of the record date. If you hold your shares in “street name” through a brokerage account, acceptable proof of ownership may include a recent brokerage statement, a letter from the broker confirming your ownership of the shares, or a proxy executed in your favor from your broker (should you also wish to vote your shares at the Meeting). No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Meeting.
Who pays for this proxy solicitation? The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to solicitation by mail, proxies may be solicited in person or by telephone or by other means by the Company’s directors, officers or employees, who will not receive any additional compensation for solicitation activities. The Company has engaged Broadridge Financial Solutions, Inc., for a fee to be determined, to assist in the distribution and tabulation of proxies. The Company will also reimburse brokerage firms and other nominees, custodians and fiduciaries for costs incurred by mailing proxy materials to the beneficial owners of common stock as of the record date.

________________________

The date of this Proxy Statement is March 14, 2018.

ELECTION OF DIRECTORS

The Board, upon recommendations of its Nominating and Governance Committee, has nominated for election the 12 persons named below. It is intended that proxies solicited will be voted for such nominees. The Board believes that each nominee named below will be able to serve, but should any nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board may propose.

Under our mandatory retirement policy, a director is generally required to retire at the next annual meeting of stockholders after the later of: reaching age 72 or the fourth anniversary of the Director's initial election to the Board, and may not stand for election or re-election thereafter. However, a director need not retire and may stand for re-election if the Board, by unanimous vote, approves a waiver for such director, provided that any such waiver must be renewed annually and no waiver will be made or renewed for any Director after reaching the age of 75. The Board has unanimously approved a waiver for Mr. Arnold in connection with his nomination for election as a director at the 2018 annual meeting of stockholders.

The following biographical information is furnished with respect to each member of the Board of Directors of the Company, some of whom also serve as directors and officers of one or more of the Company’s subsidiaries, including Enterprise Bank & Trust (the “Bank” or “EB&T”).

There are no family relationships between or among any directors or executive officers of the Company. Except as noted in the director biographies below, none of the Company’s directors or executive officers serves as a director of (i) any company other than EFSC that has a class of securities registered under or that is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, or (ii) any investment company registered under the Investment Company Act of 1940. Other than Mr. Lally, all of our director nominees have been determined to be independent as defined in Rule 5605(a)(2) of the NASDAQ stock market. In some cases, the relationships that we analyzed include relationships that a director has as a partner, member, shareholder, officer or employee of an organization that has a relationship with the Company. They may also include relationships where a family member of a director is a partner, member, shareholder or officer of an organization that is a competitor of, or has a relationship with, the Company.

Name of Nominee	Age	Director Since
John Q. Arnold	74	2015
Michael A. DeCola	64	2007
John S. Eulich	67	2010
Robert E. Guest, Jr.	63	2002
James M. Havel	63	2014
Judith S. Heeter	68	2012
Michael R. Holmes	59	2015
Nevada A. Kent, IV	62	2017
James B. Lally	50	2017
Michael T. Normile	68	2017
Eloise E. Schmitz	52	2017
Sandra A. Van Trease	57	2005

The biographies of the nominees below contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experience, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director.

John Q. Arnold previously served for many years in governance at St. John's Mercy Health Care, including as Chair of its Board of Directors, and its FAC Committee, as well as chair of the St. John's Mercy Hospital Board and the St. John's Mercy Foundation before joining the Mercy Health System Board in 2012. Mr. Arnold retired from the Mercy Health System Board in June 2016. Mr. Arnold received an AB from Dartmouth College in 1966 and an MBA from the Amos Tuck School of Business Administration at Dartmouth. Mr. Arnold is Board Chair of John Henry Foster Company in St. Louis. He has a substantial background in publicly held bank executive management, with particularly deep experience in credit, finance and risk management. Mr. Arnold also brings longstanding expertise in the health care industry, an important business area for the Company.

Michael A. DeCola has been the President and Chief Executive Officer of HBM Holdings Company ("HBM") since January 2014. Mr. DeCola serves as Chairperson of the Board of Mississippi Lime Company, Delavau, LLC and Tru-Flex, LLC, all of which are portfolio companies of HBM. Mr. DeCola was previously the Chairperson of the St. Louis Regional Business Council. Mr. DeCola serves as the Chairperson of the United Way of Greater St. Louis and sits on the board of St. Louis Sports Commission. He brings to the Board extensive executive business experience and connections within the St. Louis business community.

John S. Eulich was the Chairperson and Chief Executive Officer of Aspeq Holdings, Inc. (dba INDEECO), a manufacturing company, from 2005 through 2015. Mr. Eulich was a director of LMI Aerospace, Inc. (NASDAQ: LMIA) from 2005 until the company was sold in 2017. He served as Chairperson of the Corporate Governance and Nominating Committee, and was a member of LMIA’s Audit Committee and Compensation Committee. In addition to his public company experience, he is a successful entrepreneur and familiar with the needs of privately-held businesses. He brings to the Board his network of connections within the St. Louis community through his service on various boards.

Robert E. Guest, Jr. has been a partner at the Affinity Law Group since 2007. Prior to that, Mr. Guest was a partner at Doster, Mickes, James, Ullom, Benson, & Guest LLC, a law firm. Mr. Guest brings significant legal experience in commercial activities and merger and acquisitions. He is also very familiar with the St. Louis and Kansas City business communities.

James M. Havel became Executive Vice President and Chief Financial Officer of Express Scripts Holding Company (NASDAQ: ESRX), a Fortune 25 Pharmacy Benefits Management Company beginning in October 2017. Prior to 2017, Mr. Havel was an independent consultant with Havel Associates, LLC. Beginning April 2016 through November 2016, Mr. Havel served as Chief Operating Officer of Vatterott Education Centers, a privately-held post-secondary trade school. Beginning January 2015 through March 2016, Mr. Havel served as a financial executive with Express Scripts Holding Company. Beginning in April 2011 and through December 2014, Mr. Havel served as the Chief Financial Officer of Major Brands Holdings, a prominent St. Louis-based wholesaler of premium wine and spirits, craft beer and non-alcoholic beverages. As an independent consultant from July 2010 through April 2011 with Havel Associates, LLC, Mr. Havel advised public and private companies on acquisitions and strategic planning. Prior to July 2010, Mr. Havel was a partner with Ernst & Young LLP. He brings extensive financial experience in both public and private company environments to the Board. Mr. Havel’s public accounting background also provides him with insight into the broad range of businesses and industries the Company serves.

Judith S. Heeter serves as the president of Pathfinder Consulting, LLC, a consulting company based in Mission Hills, Kansas which she founded in February 2011. Ms. Heeter is a member of the Board of Directors of Missouri Employers Mutual Insurance Company, having previously served as Chairperson from 2011 to 2016. She also serves on several non-public boards in the Kansas City metro area. Ms. Heeter brings a variety of executive and legal experience to the Board, including having practiced law for over 30 years. She is experienced in negotiating and implementing strategic business transactions and reorganizations, and she is a Governance Fellow, certified by the National Association of Corporate Directors. She also has a significant business network within the Kansas City community.

Michael R. Holmes has served as Chairperson of the Board for Rx Outreach, Inc., since February 2016. Rx Outreach, Inc. is a non-profit pharmacy that dispenses more than 30,000 months of medicine each week to low income individuals across the United States. Previously, he served as President of Rx Outreach, Inc. from October 2010 through January 2016. Prior to that, he served as Executive Vice President of Express Scripts from December 2005 through October 2010, responsible for Corporate Strategy, Research and Clinical Services, Human Resources, Corporate Real Estate, Security, Procurement, and all of its domestic subsidiary businesses. Prior to Express Scripts, Mr. Holmes was a partner at Edward Jones. He has broad public company senior management experience as well as consumer, financial and investment expertise. Mr. Holmes also brings to the Board a valuable perspective on community engagement and underserved markets.

Nevada A. Kent, IV has been an Adjunct Professor of Accounting at Washington University since August 2012. Previously, Mr. Kent worked with Pricewaterhouse Coopers, LLP as Market Managing Partner from July 2004 through June 2012, and Partner from August 1977 through June 2004, performing audit engagements, merger and acquisition engagements, litigation support, and security offerings. Mr. Kent has over 35 years of auditing experience, including involvement in supervisor roles, and brings his extensive finance and accounting insight to the Board.

James B. Lally joined the Company in 2003 as senior vice president and was named president of the Bank’s Clayton unit in 2008. In 2011, he was appointed President of the St. Louis region and three years later assumed responsibility for commercial banking in all regions. In May 2016, Mr. Lally was named Executive Vice President of EFSC, with responsibility for the Company’s wealth management, private banking and mortgage businesses, as well as its community development entity. Mr. Lally was named President of EFSC in August 2016 and subsequently became EFSC CEO on May 2, 2017. Prior to EFSC, Mr. Lally served in various commercial banking roles for US Bank and Commerce Bank in St. Louis. Mr. Lally has over 20 years of public banking experience and brings deep knowledge of the Bank and its business.

Michael T. Normile was appointed to the board of directors of Enterprise Bank & Trust on October 27, 2017. From 2008 to 2017, Mr. Normile served as a member of the Board of Directors of Scottrade Bank and Scottrade Financial Services, Inc.  From 2012 to its acquisition by EFSC in February 2017, Mr. Normile served as a Director of Jefferson County Bancshares, Inc.  Mr. Normile began his career at Ernst & Young where he served as a Certified Public Accountant. He spent the majority of his career working at Mercantile Bank in St. Louis Missouri in various leadership positions including Comptroller and Treasurer. He retired from the YMCA of Greater St. Louis as their Chief Financial Officer in 2004. He currently serves on the Board of St. John Vianney High School. Mr. Normile brings extensive banking and public company experience to the Board.

Eloise E. Schmitz is the co-founder and has been principal of LoanNEX in St. Louis, a residential mortgage platform of products and services including tools for trading loans, portfolio review and management, and market risk return analytics since 2011. She has also served as President of Adreon Investments, an investment and management company for three independent restaurants in St. Louis and Indianapolis, since 2002. Ms. Schmitz' experience in corporate banking and financial analysis makes her a valuable member of our Board and its committees.

Sandra A. Van Trease has been the Group President of BJC HealthCare, a not-for-profit operator of hospitals and the largest healthcare institution in the St. Louis area since 2004. Ms. Van Trease was previously a director and Audit Committee chair for Peabody Energy (NYSE:BTU) from 2002 to 2017. Ms. Van Trease is a Certified Public Accountant. Ms. Van Trease’s executive management and experience at these institutions together with her service on other publicly-traded company Boards and strong community service make her a valued adviser and highly qualified to serve on our Board and its committees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE
INDIVIDUALS LISTED ABOVE FOR ELECTION AS DIRECTORS OF THE COMPANY.

BOARD AND COMMITTEE INFORMATION

The Board of Directors has determined that having an independent director serve as Chairperson of the Board is in the best interest of stockholders at this time. The structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board. Director Eulich is the current Chairperson of the Board and has held that position since May of 2016.

The Board is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees, but the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

All committee members are appointed by the Board. In addition, the Board has established membership standards for each committee which requires that a certain number of committee members must be “independent directors,” as that term is defined in Rule 5605(a)(2) of the NASDAQ rules.

The Board met six times in 2017. All directors attended at least 75% of all meetings of the full Board and of those committees on which they served in 2017. The Company’s Board periodically held executive sessions of the members of the Board who met the then current standards of independence. Executive sessions of the Board were presided over by the Chairperson of the Board.

While there is no formal policy concerning director attendance at the annual meeting, all members of the Board are encouraged to attend if reasonably able to do so. Twelve of fourteen of the then current members of the Board attended the 2017 annual meeting.

DIRECTOR COMPENSATION

The following table sets forth compensation paid to each of the Company’s non-employee directors during 2017.

Name	Fees Earned or Paid in Cash (a)	Stock Awards	Total Annual Compensation
John Q. Arnold	$27,547	$37,453	$65,000
Michael A. DeCola	44	40,456	40,500
William H. Downey (b)	7,000	5,000	12,000
John S. Eulich	14,526	79,974	94,500
Robert E. Guest, Jr.	33,520	20,180	53,700
James M. Havel	1,068	41,182	42,250
Judith S. Heeter	3,057	38,193	41,250
Michael R. Holmes	86	43,414	43,500
Nevada A. Kent (c)	20,049	19,784	39,833
James J. Murphy, Jr. (b)	5,000	5,000	10,000
Michael T. Normile (d)	3,790	3,710	7,500
Eloise Schmitz (c)	20,470	17,313	37,783
Sandra A. Van Trease	51	45,449	45,500

(a) Includes fractional shares paid in cash.
(b) Mr. Downey and Mr. Murphy did not stand for re-election at the Company's May 2017 meeting.
(c) Mr. Kent and Ms. Schmitz were elected to the Board of Directors in February 2017
(d) Mr. Normile was elected to the Board of Directors in October 2017.

In 2017, non-employee directors received a $30,000 annual retainer, with Mr. Eulich receiving an $85,000 retainer for his service as chairperson of the Board and Executive Committee. Annual retainers are paid in July of each year for the upcoming 12 month period. The above table includes the portion of the retainer paid in July of 2016 for January through June of 2017 and the portion of retainer paid in July of 2017 for July through December 2017. Additionally, members receive $1,250 per board meeting attended. For committee service, the Chairpersons received an additional retainer as follows: Audit Committee - $10,000, Compensation Committee - $8,000, Risk Committee - $8,000 and Nominating and Governance Committee - $6,000. Non-Chairperson committee members receive $1,000 per committee meeting attended.

Directors also receive attendance fees and retainers for service on the Bank's Board of Directors and for representing the holding company board on other committees and advisory boards. In 2017, Mr. Arnold and Mr. Eulich received cash fees of $19,500 and $14,500, respectively, for their services on the Bank's board of directors. Ms. Schmitz and Mr. Guest received a stipend of $950 and $10,200, respectively, for their service on Advisory Boards.

Directors elect whether to receive their holding company board compensation in 100% common stock or 50% cash / 50% common stock. Shares are granted and issued on the cash payment date and are calculated using the grant date fair value. Such shares are not subject to vesting requirements. The shares are issued under the stockholder approved Stock Plan for Non-Management Directors.

EXECUTIVE COMMITTEE

The Executive Committee is empowered to act on behalf of, and to exercise the powers of, the full Board of Directors in the management of the business and affairs of the Company when the full Board is not in session, except to the extent limited by applicable Delaware law. The charter for the Executive Committee may be found in the investor relations section of the Company’s website at www.enterprisebank.com. All actions by the Executive Committee are reported at the next regular Board of Directors meeting. In addition, approved Executive Committee minutes are shared with all directors. In 2017, the committee met one time.

All members of the Executive Committee meet the NASDAQ independence standards. The Committee consists of five members: Directors Eulich, (Committee Chairperson), Guest, Heeter, Holmes, and Van Trease.

AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board by reviewing all audit processes and fees, the financial information provided to the stockholders and the Company’s systems of internal financial controls. The Audit Committee has the authority and responsibility to select and evaluate and, where appropriate, replace the Company’s independent registered public accounting firm (the “independent auditors”).

The Audit Committee is responsible for oversight of Company risks relating to accounting matters, financial reporting, legal and regulatory compliance and the Company’s anonymous “whistleblower” reporting system. To satisfy these oversight responsibilities, the committee separately meets regularly with the Company’s Chief Financial Officer, its Director of Internal Audit, the Company's independent auditors and management. The Audit Committee chair periodically meets between formal committee meetings with the Company’s Chief Financial Officer, its Director of Internal Audit, and Deloitte & Touche LLP. The Committee also receives regular reports regarding issues such as the status and findings of audits being conducted by the internal and independent auditors, the status of material litigation, accounting changes that could affect the Company’s financial statements and proposed audit adjustments.

All members of the Audit Committee meet the NASDAQ independence standards and meet the additional requirements applicable to Audit Committee members. In 2017, the Audit Committee consisted of Directors Van Trease (Committee Chairperson), Arnold, Downey, Guest, Havel, Kent, and Schmidt. Director Downey retired from the Board in May 2017 and Director Guest retired from the Committee in February 2017. Mr. Arnold retired from the Committee in February 2018. Mr. Normile, was appointed to the Board and the Audit Committee in November 2017 and was determined to meet the NASDAQ independence standards as well as the additional requirements applicable to Audit Committee members. The Audit Committee met six times in 2017.

The Board of Directors has determined that Directors Havel, Kent, and Van Trease satisfy the requirements of an “ audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and satisfy the definition of “financially sophisticated” under NASDAQ Rule 5605(c).

The Company’s Board has determined that none of the Directors on the Audit Committee have a relationship with the Company or the Bank that would interfere with the exercise of independent judgment in carrying out their responsibilities as director. None of them is, nor have they been for the past three years, an employee of the Company or the Bank, and none of their immediate family members is, nor have they been for the past three years, an executive officer of the Company or the Bank.

As noted in the Audit Committee’s charter, which is available in the investor relations section of the Company’s website at www.enterprisebank.com, the Company’s management is responsible for preparing the Company’s financial statements. The Company’s independent auditors are responsible for auditing the financial statements. The activities of the Audit Committee are in no way designed to supersede or alter those traditional responsibilities. The Audit Committee’s role does not provide any special assurances with regard to the Company’s financial statements, nor does it involve a professional evaluation of quality of audits performed by the independent auditors. The Audit Committee reassesses the adequacy of the charter on an annual basis.

The Audit Committee has considered whether the provision by the Company's independent auditors of the services covered by the audit fees is compatible with maintaining its independence and has concluded that it is compatible. The Audit Committee is responsible for pre-approving all auditing services and permitted non-auditing services to be performed by the Company’s independent auditors. The Chairperson of the Audit Committee has authority to approve in advance all audit or non-audit services to be performed by the independent auditors, but must report any such approval to the full Audit Committee at the next regularly scheduled meeting.

The Report of the Audit Committee appears on page 40 of this Proxy Statement.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee assists the Board in identifying and recommending qualified director nominees for election at the annual meeting. The charter for the Nominating and Corporate Governance Committee may be found in the investor relations section of the Company’s website at www.enterprisebank.com. The committee also recommends membership on Board committees, reviews and assesses the Company's governance guidelines, policies and practices, and oversees an annual Board self-evaluation.

All members of the Nominating and Corporate Governance committee meet the NASDAQ independence standards. Nominating and Corporate Governance Committee members for 2017 were Directors Heeter (Committee Chairperson), Guest, Havel, Holmes and Murphy. Director Murphy retired from the Board in May 2017. The committee met five times in 2017.

The Nominating and Corporate Governance Committee may consider candidates for Board membership coming to its attention through current Board members, search firms, stockholders and other persons. The Nominating and Corporate Governance Committee identified Mr. Normile and recommended him for election to the Board. Suggestions for nominees from stockholders are evaluated in the same manner as other nominees. Any stockholder nomination must be submitted in writing to the Secretary at: Enterprise Financial Services Corp, 150 North Meramec, Clayton, Missouri 63105, and should include the stockholder’s name, address and the number of the Company’s shares owned by the stockholder, along with the nominee’s name and qualifications in accordance with the procedures set forth in our By-Laws, as described in Proposals of Stockholders on page 41. No stockholder has nominated anyone for election as a director at the annual meeting.

There is no predetermined process for identifying and evaluating potential candidates to be nominees for directors, and there is no fixed set of qualifications that must be satisfied before a candidate will be considered. Rather, the Nominating and Corporate Governance Committee has the flexibility to consider such factors as it deems appropriate. These factors may include education, diversity, experience with business and other organizations comparable with EFSC, the interplay of the candidate’s experience with that of other members of the Board, and the extent to which the candidate would be a desirable addition to the Board and to any of the committees of the Board. The Nominating and Corporate Governance Committee will evaluate nominees for directors submitted by stockholders in the same manner in which it evaluates other director nominees.

Stockholders may communicate directly to the Board, including individual directors, by sending a letter to the Board at: Enterprise Financial Services Corp Board of Directors, 150 North Meramec, Clayton, Missouri 63105. All communications directed to the Board of Directors will be received and processed by the Company's Corporate Secretary and will be transmitted to the Chairperson of the Nominating and Corporate Governance Committee without any editing or screening.

COMPENSATION COMMITTEE

In 2017, the Compensation Committee consisted of Directors Holmes (Committee Chairperson), DeCola, Eulich, Kent, Murphy, and Van Trease. Director Murphy retired from the Board in May of 2017, while Ms. Van Trease joined the Compensation Committee in May of 2017. The Compensation Committee met five times in 2017. Currently, the Compensation Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to the NASDAQ rules. The responsibilities of the Compensation Committee are set forth in its charter, which is available in the investor relations section of the Company’s website at www.enterprisebank.com, and includes the responsibility for establishing, implementing and continually monitoring compliance with the Company’s compensation philosophy. Members of the Compensation Committee are outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the "Code"). During 2017, no Member was an executive officer of another entity on whose compensation committee or board of directors an executive officer of the Company served.

The Compensation Committee is responsible for risks relating to employment policies and the Company’s compensation and benefits systems. To assist it in satisfying these oversight responsibilities, the Compensation Committee has retained its own compensation consultant and meets regularly with management and with outside counsel to understand the financial, human resources and stockholder implications of compensation decisions being made.

The Compensation Committee Report appears on page 20 of this Proxy Statement.

RISK COMMITTEE

The Risk Committee assists the Board in carrying out its responsibilities with respect to the comprehensive oversight of the types and levels of risk being incurred by the organization, and the effectiveness of the methods used to identify, monitor, manage, and report those risks. The charter for the Risk Committee may be found in the investor relations section of the Company's website at www.enterprisebank.com.

The responsibilities of the Risk Committee are to review the Company's Risk Appetite Statement and Risk Tolerances, evaluate the Company's risk priorities, and to monitor and evaluate the Company's risk profile as determined by management. Also, the Risk Committee oversees the composition and activities of the Bank's Risk Oversight Committee (“ROC”).

All members of the Risk Committee are non-employee directors of the Company and the Bank. In 2017, the Risk Committee consisted of Directors Arnold (Committee Chairperson), Downey, Guest, Heeter, Normile, Schmitz, and four directors of the Bank subsidiary. Director Downey retired from the Risk Committee in May 2017; Director Schmitz joined the Board and Risk Committee in February 2017; and Director Normile joined the Risk Committee in December 2017. The Committee met four times in 2017.

EXECUTIVE OFFICERS

EXECUTIVE OFFICERS OF THE REGISTRANT

The executive officers of the Company, as of March 5, 2018, are as follows:

Name	Age	Principal Business Occupation During the Past Five Years
James B. Lally	50
As previously disclosed, concurrent with Mr. Benoist's resignation, Mr. Lally succeeded Peter F. Benoist as the Chief Executive Officer of Enterprise Financial Services Corp in May 2017. President of Enterprise Financial Services Corp since August 2016, Executive Vice President and Director of Fee Businesses from May 2016 through August 2016, President of Commercial Banking of Enterprise Bank & Trust from 2014 through May 2016, President of the St. Louis Region of Enterprise Bank & Trust from 2011 through 2014.

Keene S. Turner	38
Executive Vice President and Chief Financial Officer of Enterprise Financial Services Corp since October 2013. Executive Vice President and Chief Accounting Officer of National Penn Bancshares, Inc. from February 2010 through October 2013.

Scott R. Goodman	54
President of Enterprise Bank & Trust since April 2013. Executive Vice President and Director of Commercial Banking & Wealth Management of Enterprise Bank & Trust from May 2012 through April 2013. Senior Vice President, Senior Loan Officer, and President of the St. Louis Region of Enterprise Bank & Trust from January 2009 through May 2012.

Douglas N. Bauche	48
Chief Credit Officer of Enterprise Bank & Trust since May 2016. President of the St. Louis Region of Enterprise Bank & Trust from March 2014 through April 2016. President of the St. Charles Region of Enterprise Bank & Trust from March 2000 through March 2014.

Mark G. Ponder	47	Senior Vice President and Controller of Enterprise Financial Services Corp since March 2012. Chief Financial Officer of Enterprise Bank & Trust since August 2016.
Nicole M. Iannacone	38
Senior Vice President, General Counsel, and Corporate Secretary since January 2018. Senior Vice President, General Counsel from 2015 to 2018. Vice President and General Counsel from 2014 to 2015. Attorney at Jenkins & Kling, P.C. from 2005 to 2014.

Loren E. White	61
Senior Vice President and Head of Human Resources of Enterprise Bank & Trust since February 2014. Vice President of Talent Management & Organization Development of Corizon Health, Inc. from August 2012 through February 2014. Senior Director of Human Resources of Corizon Health, Inc. from October 2008 through August 2012.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This section provides information regarding our compensation programs for our named executive officers (“Named Executive Officers” or “NEOs”) for 2017, including our overall compensation philosophy, components of compensation that we provide, and the objectives and intended incentives of our compensation programs. Our Named Executive Officers for 2017 were as follows:

Name	Title	Age
James B. Lally	President and Chief Executive Officer	50
Peter F. Benoist(1)	Chief Executive Officer	70
Keene S. Turner	Executive Vice President and Chief Financial Officer	38
Scott R. Goodman	President - Enterprise Bank & Trust	54
Douglas N. Bauche	Chief Credit Officer - Enterprise Bank & Trust	48
Mark G. Ponder	Chief Financial Officer - Enterprise Bank & Trust	47

(1) Peter Benoist retired from the Company and the Board on May 2, 2017 and he entered into a Retirement and Consulting Agreement ("Consulting Agreement") with the Company whereby Mr. Benoist agreed to provide consulting services to the Company for a period ending upon the later of (i) the date that is six months from the effective date of the Consulting Agreement or (ii) December 31, 2017. In exchange, Mr. Benoist received (i) his then current annual base salary during the consulting period, (ii) his annual incentive for the year of his retirement under the Company's annual incentive plan as if he had remained an employee to the end of the year, (iii) accelerated vesting of 2,747 shares of restricted stock which otherwise would have vested by their terms in December 2017, and (iv) his outstanding grants under the Company's long-term incentive plan will continue to vest as though his employment had not terminated and will be paid based on actual performance as determined by the Compensation Committee following completion of the applicable performance period.

Compensation Objectives
Principles. Our compensation philosophy is to provide competitive compensation that rewards executives for performance and management of risk. We develop and administer compensation programs consistent with the following principles:

•	Compensation will include a substantial performance-based component which is:

◦	based on clearly defined goals;

◦	aligned with measurable business results, appropriate risk management and increase in stockholder value; and

◦	linked to successful implementation of our business plan.

•	Compensation is designed to attract, motivate and retain valuable performers.

•	Compensation will be fair and market competitive.

Alignment. We believe our compensation system is currently operating consistent with these principles and that our executive compensation is aligned with the Company’s performance. Further, just as our business is continually in a process of adapting for future success, so too our compensation system is reviewed and will be adapted as needed to lead the way to success. The chart below shows the CEO compensation, as measured in the Summary Compensation Table, for Mr. Benoist (2015-2016) and Mr. Lally (2017) to show how our stock price growth and CEO compensation have been sustained at reasonably consistent levels.

Stockholder Approval. Our stockholders have consistently approved our executive compensation program by high margins in every stockholder advisory vote on executive compensation that we have conducted. Last year, stockholders approved our executive compensation program with 99.1% of votes cast in favor of our program. These votes are advisory and not binding upon the Compensation Committee of the Board of Directors (the “Committee”), however the Committee takes the outcome of the votes into consideration in making executive compensation decisions. The Committee works with management and its outside advisors to provide improved disclosure of our executive compensation program in the Company’s proxy statements.

Overview of the Compensation Process
The Committee administers the Company's executive compensation programs under the authority of its charter. The Committee has responsibility for establishing, implementing and monitoring compliance with the Company's compensation philosophy.

The Committee has overall responsibility relating to compensation for the officers and other associates of the company. Other than with respect to Named Executive Officers, the Committee delegates certain of those functions to management. In the case of Named Executive Officers, the Committee establishes and reviews base salaries, short-term incentives, and long-term incentives, including measurement metrics and goals. With respect to executives below this level, the Committee reviews management's recommendations with respect to these matters. In the case of our non-executive associates, the Committee reviews, approves, and monitors overall compensation practices. The Committee retains oversight over compensation programs that are delegated to management, including evaluating compensation practices to determine that they do not encourage inappropriate risk to the Company.

Performance Reviews. The Executive Committee is responsible for overseeing and delivering the annual performance review of the Chief Executive Officer. It is based on the financial performance of the Company, the increase in stockholder value, growth in the human capital of the organization, effective succession planning, leading the organization’s culture, the Company’s overall management of risk, and development and execution of our strategy. The Executive Committee meets and reviews the overall assessment of the Chief Executive Officer without the Chief Executive Officer being present. The Executive Committee reports the Chief Executive Officer’s rating to the Compensation Committee.

Our Chief Executive Officer conducts and approves performance evaluations for the other Named Executive Officers. A Compensation Committee member presents the Committee’s decisions for compensation of each Named Executive Officer to the full Board.

Compensation Consultant. The Committee has the authority under its Charter to directly engage the services of a Compensation Consultant or other advisors. For 2017, Willis Towers Watson (“WTW”) was selected as the Company's independent compensation consultant. Prior to engaging the services of WTW, the Committee assessed their independence, considering the factors set forth in NASDAQ Rule 5605(d)(3) regarding compensation advisor independence, consistent with the Committee's Charter.

WTW’s work for the Committee in 2017 included: (i) presentation of market competitive data for purposes of the Committee's analysis of the Company's compensation for executive officers; (ii) providing business and technical advice on executive compensation matters, including short-term and long-term incentive compensation; (iii) Board of Director compensation review; (iv) pay for performance analysis; (v) review of the Committee's executive compensation philosophy; (vi) updates on general trends in executive compensation and tax reform; and (vii) review of the Company's CEO pay ratio calculation.

Comparisons to Peer Group. The Committee uses competitive data to compare its compensation levels to a group of peer companies with respect to the following elements of compensation for Named Executive Officers:

•	Base salary;

•	Short-term annual incentives;

•	Equity compensation elements such as performance contingent grants of stock; and

•	Other elements that to date have been reported publicly under SEC rules.

The Committee selects the peer group with the advice of the Company’s compensation consultant and input from management.

The peer group companies were selected to reflect financial institutions of comparable asset size to the Company with operations in markets that are geographically comparable to the Company’s markets. The Committee believes that these component companies represent institutions that compete for the Company’s talent pool. The Committee does not set rigid benchmarks for compensation of Named Executive Officers. The Committee's objective is to offer total target compensation for Named Executive Officers that is competitive with the Company's peers considering the relative performance of the executive and the Company. The Committee evaluates the competitiveness of the Company's executive compensation by comparisons to the peer group.

In 2017, our peer group consisted of the following 27 component companies:

1st Source Corporation	Lakeland Financial Corp
Arrow Financial Corporation	MidWest One Financial Group, Inc.
BancFirst Corporation	Opus Bank
BNC Bancorp	Park National Corp.
CoBiz Financial Inc.	Pinnacle Financial Partners Inc.
Eagle Bancorp, Inc.	QCR Holdings Inc.
Fidelity Southern Corporation	Republic Bancorp Inc.
Financial Institutions Inc.	Simmons First National Corporation
First Busey Corporation	Southside Bancshares Inc.
First Financial Bankshares, Inc.	Southwest Bancorp Inc.
First Merchants Corporation	Stock Yards Bancorp, Inc.
Great Southern Bancorp Inc.	The First of Long Island Corporation
Heartland Financial USA, Inc.	Tompkins Financial Corporation
Home Bancshares, Inc.

Setting Compensation. The Committee considers the results of performance evaluations, peer group comparisons, and a review of the Company's goals and objectives. Based on this review, the Committee approves, and reports to the Board its decisions regarding the base salary, short-term incentive compensation targets and long-term equity awards for our Named Executive Officers (other than the CEO) for the current year, as well as short-term incentive compensation earned for the prior year. The Committee recommends CEO pay adjustments to the Board and the Board approves the CEO compensation.

Compensation Components
Our executive compensation consists primarily of these three components:

•	Base salary;

•	Short-term annual incentive awards; and

•	Long-term equity incentive compensation.

We also provide modest levels of perquisites, described later, to our Named Executive Officers and participation in other benefit programs that are generally available to the general associate population (e.g., health care, disability, life insurance and a defined contribution plan). The Summary Compensation Table on page 23 provides additional information.

The Committee maintains a flexible policy for the allocation of compensation components. Allocations of compensation among the various components are intended to align compensation with achievement of performance goals and appropriate risk management while remaining competitive in comparison to the Company’s peer group.

Base Salaries. Base salaries recognize and compensate for requisite competencies, experience, and knowledge that we believe our Named Executive Officers must possess. In setting base salaries, the Committee considers the Named Executive Officer's experience, the difficulty that might be encountered in replacing the Named Executive Officer, and how limited the pool of qualified people might be. The Committee also considers comparisons to the peer group to determine competitive levels of base salary for Named Executive Officers.

Based on these factors, in 2017, the Committee approved increases in rates of base salaries for the Company's Named Executive Officers as follows:

Mr. Lally	3.0%
Mr. Turner	3.1%
Mr. Goodman	3.0%
Mr. Bauche	3.2%
Mr. Ponder	7.5%

Mr. Ponder's base salary rate increase was due to a market adjustment. Outside the normal review period, Mr. Lally received a market adjustment of 12.5% to appropriately reflect responsibilities of his new role as Chief Executive Officer of EFSC.

Short-Term Annual Incentives. Short-term incentives contribute to the alignment of compensation with an executive's performance in a given year, according to a few key goals. Our short-term incentive program sets a threshold, target and exceptional level of short-term incentive awards that a Named Executive Officer is eligible to earn. In the first quarter of each year, our Chief Executive Officer and the Senior Vice President of Human Resources, with the input of other members of management where appropriate, present proposed performance grids to the Committee for review and approval. The relative importance of each goal in comparison to all goals is determined. The relative weighting determines potential incentive payments for each goal. The Committee uses comparisons to the Company's peer group to determine target levels of payments.

For performance below threshold level of any goal, there is no payment with respect to that goal. Payout for performance falling between the threshold, target and exceptional levels is determined using straight-line interpolation. The Committee retains discretion to make awards above the exceptional level amount if actual performance exceeds exceptional level goals, subject to the maximum incentive amount permitted in the Annual Incentive Plan approved by our stockholders. Short-term annual incentives for 2017 were payable in cash.

The Company's 2017 short term incentive program utilized four goals, consistent with our strategic plan, that were applied across all Named Executive Officers. The Committee believes these goals align executives' incentives with the Company's stockholders and encourage superior performance in critical areas, such as efficient operations, profitability, prudent growth and effective risk management.

All Named Executive Officers had the same three Company performance goals and weightings for the 2017 Short-Term Incentive Plan. Following is a summary of the Company performance goals and the actual results of the Company for 2017.

($ in thousands, except per share data)	% Weight At Target	Threshold	Goals Target	Exceptional	Actual
Earnings per share, adjusted	40%	$2.00	$2.16	$2.30	$2.59
Core deposits	20%	2,802,734	2,950,246	3,009,251	2,964,387
Core fee income	20%	26,000	27,500	29,000	29,336

Earnings per share is equal to the Company's net income in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) divided by weighted average diluted common shares outstanding for the year ended December 31, 2017. The Committee has discretion to make adjustments for non-recurring or extraordinary items. In determining actual performance against the actual earnings per share for 2017, the Company excluded the deferred tax asset revaluation charge of $12.1 million, or $0.52 per share, that resulted from the Tax Cuts and Jobs Act of 2017.

Core deposits are measured by calculating the bank's average total deposits excluding certificates of deposit and the deposits acquired through the Jefferson County Bancshares, Inc. ("JCB") acquisition in 2017.

Core fee income is measured as the Company's noninterest income less gain or loss on sale of investment securities, components of noninterest income directly related to non-core acquired assets, and the fee income directly attributable to the acquisition of JCB in 2017.

In addition to the above three Company-based goals, 20% of each Named Executive Officer’s short-term incentive award is based on his or her leadership rating. The “Leadership Rating” goal consists of a rating of between zero and four. The threshold level is a rating of two, the target level is a rating of three and the exceptional level is a rating of four.

Following is a summary of the value of short term incentive awards for Named Executive Officers in fiscal 2017 at the threshold, target and exceptional levels and the amount paid based on actual performance:

Name		Threshold	Target	Exceptional	Actual
James B. Lally	Award Value	$108,334	$216,667	$325,001	$308,526
				% of Target	142.4%

Peter F. Benoist	Award Value	134,098	268,196	402,294	381,903
				% of Target	142.4%

Keene S. Turner	Award Value	69,000	138,000	207,000	196,507
				% of Target	142.4%

Scott R. Goodman	Award Value	63,500	127,000	190,500	180,844
				% of Target	142.4%

Douglas N. Bauche	Award Value	38,500	77,000	115,500	105,795
				% of Target	137.4%

Mark G. Ponder	Award Value	32,500	65,000	97,500	92,558
				% of Target	142.4%

Long-Term Incentive Compensation. Our objectives for long-term incentive compensation for our Named Executive Officers include:

•Aligning incentives with increases in stockholder value;
•Attraction and retention of talented executives;
•Encouraging long-term risk management practices; and
•Provide a clear line of sight towards long-term success.

The Committee also considers the comparisons to the 27 bank peer group discussed above to determine competitive dollar levels of long-term incentive compensation and an appropriate mix between base salary, annual incentive, and long-term incentives.

Grants under the Long-Term Incentive Plan are currently in the form of performance contingent stock which vests upon achievement of performance goals during a three year performance period. The Committee believes that awards of performance contingent stock provide more competitive equity incentive compensation to executives in comparison to the Company’s peers.

Compensation under the Long-Term Incentive Plan involves two steps:

•
Grant: A participant first receives a “grant”, which is the setting of performance standards and the amount of target shares which will be awarded according to actual performance outcomes. The performance period is typically three years.

•	Award: Depending on the level at which performance standards are satisfied, the participant receives a commensurate “award” of the equity incentives, paid in the form of stock.

Each year management makes a recommendation to the Committee for grants to Named Executive Officers and pools of other associates of the Company. The Committee reviews this proposal in light of the Committee’s goals and philosophies for incentive compensation and marketplace information, including market data provided by compensation consultants. The Committee makes the final determination of the amount and structure of grants to each Named Executive Officer. The Committee approves the aggregate value of grants and the performance goals applicable to non-executive associates. Grants for our Named Executive Officers are denominated in shares.

Awards for 2015-2017 Performance Period
Grants for the performance period provided for the possibility of awards at a threshold, target and exceptional level based on the Company’s performance against two financial goals: (1) relative total shareholder return measured against a comparison group of more than 40 publicly traded banks and bank holding companies with assets between $1 billion and $10 billion, commercial loans greater than 20% of total loans, and consumer loans less than 10% of total loans, and (2) cumulative earnings per diluted share (“EPS”).

The performance goals and actual outcomes for the period are set forth below:

Goal	Weight	Threshold Goal	Target Goal	Exceptional Goal	Actual
Relative Total Shareholder Return	50%	50th percentile	65th percentile	90th percentile	96th percentile
Cumulative EPS	50%	$4.50 per share	$5.00 per share	$5.20 per share	$6.89 per share
	100%

In determining actual performance against the cumulative EPS goal, the Company excluded effects of the deferred tax asset revaluation charge of $12.1 million, or $0.52 per share, that resulted from the Tax Cuts and Jobs Act of 2017.

For each goal, achieving threshold performance pays at 50% of target value and achieving exceptional performance pays at 150% of target value. Based on the Company's actual performance during the 2015-2017 performance period, the Company awarded shares at the exceptional level in 2018. This resulted in awards at 150% of the aggregate target level. Our Named Executive Officers received the following respective awards under the Long-Term Incentive Plan for the 2015-2017 performance period:

Named Executive	2015-2017 LTIP Award (# shares)
James B. Lally	6,750
Peter F. Benoist	21,750
Keene S. Turner	7,500
Scott R. Goodman	6,750
Douglas N. Bauche	4,500
Mark G. Ponder	3,750

The shares awarded were in the form of immediately vested common stock.

Open Grants for 2016-2018 and 2017-2019 Performance Periods
Long-Term Incentive Plan grants are open with respect to the 2016-2018 and 2017-2019 performance periods. Grants for Named Executive Officers are reflected in the Summary Compensation Table on page 23 and the Grants of Plan-Based Awards table on page 25. Subject to achievement of the performance goals described below, open grants to Named Executive Officers under these Long-Term Incentive Plans will be paid in the form of immediately vested shares of common stock.

2016 - 2018 Performance Period
Goal	Weight	Threshold Goal	Target Goal	Exceptional Goal
Total Shareholder Return	50%	50th percentile	65th percentile	90th percentile
Cumulative EPS	50%	$5.50 per share	$6.00 per share	$6.50 per share
	100%

2017 - 2019 Performance Period
Goal	Weight	Threshold Goal	Target Goal	Exceptional Goal
Total Shareholder Return	50%	50th percentile	65th percentile	90th percentile
Cumulative EPS	50%	$7.00 per share	$7.50 per share	$8.00 per share
	100%

Special Restricted Stock Units Granted During 2016
During 2016, the Company announced a management succession and transition plan under which Mr. Lally was named president of the Company. Subsequently, in February, 2017, the Company announced that Mr. Lally will succeed Mr. Benoist as CEO. The transition took place at the annual shareholders meeting on May 2, 2017, as guided by the management succession and transition plan established by the Board of Directors. In recognition of the need to maintain stability and focus amongst the executive leaders during the transition period, the Committee determined to grant special restricted stock units to Mr. Goodman and Mr. Turner. Pursuant to the 2013 Stock Incentive Plan, these two executives were each granted 10,457 units in August 2016 that will vest in full on the second anniversary of the grant date, depending on continued service to that date.

Also, in connection with the promotion of Mr. Bauche to Chief Credit Officer, the Committee determined to grant special restricted stock units to him in March 2016, pursuant to the 2013 Stock Incentive Plan. The 376 units will vest in approximately equal thirds on each of the first three anniversary dates of the grant, depending on continued service to each respective date.

Named Executive Officer Perquisites. We provide perquisites and other personal benefits to Named Executive Officers that we believe are reasonable and consistent with our overall compensation program. See the All Other Compensation - Supplemental Table on page 24 for more information on these items.

Retirement Plans. We expect executives to plan for and fund their own retirement through a defined contribution 401(k) plan and a Deferred Compensation Plan that permits certain executives to defer a limited portion of salary and bonus into any of several investment alternatives. The Company has historically provided an annual Company match to the 401(k) plan. There are no Company contributions to the Deferred Compensation Plan. We do not maintain defined benefit retirement or supplemental executive retirement plans or provide for post-retirement benefits.

Allocation of Compensation Components in 2017
Below is a summary of the allocation of compensation for our Named Executive Officers in 2017.

Name	Base Salary (1)	Short-term Annual Incentive Compensation (2)	Long-term Incentive Compensation (3)	NEO Perquisites (4)	Total
James B. Lally	46%	32%	19%	3%	100%
Peter F. Benoist	21%	40%	—%	39%	100%
Keene S. Turner	50%	28%	19%	3%	100%
Scott R. Goodman	50%	28%	18%	4%	100%
Douglas N. Bauche	55%	23%	16%	6%	100%
Mark G. Ponder	56%	24%	16%	4%	100%

(1) Base salary percentages are based on the amounts disclosed in the “Summary Compensation Table” for Named Executive Officers. For more information, see the discussion under the heading “Base Salaries” above.

(2) For more information, see the heading “Short-Term Annual Incentives” above.

(3) For more information, see the heading “Long-Term Incentive Compensation” above.

(4) Named Executive Officer Perquisites percentages are based on the amounts disclosed as “All Other Compensation” in the “Summary Compensation Table” for Named Executive Officers. For more information, see the discussion under the heading “Named Executive Officer Perquisites” above.

Change in Control Severance Benefits
We have entered into employment agreements with our Named Executive Officers granting them “double-trigger” change in control severance benefits (i.e. the benefit is triggered if the executive experiences a qualifying termination upon a change in control of the Company), as more fully described under the heading "Executive Employment Agreements" on page 21. The Committee believes these employment agreements providing double-trigger change in control severance benefits serve the best interests of the Company and its stockholders by ensuring that, in considering any proposed change in control, the Named Executive Officers would be able to advise the Board objectively about the transaction, without being unduly influenced by personal concerns such as the loss of employment following a change in control. These arrangements are also intended to promote stability and continuity of senior management. Information on applicable payments under such employment agreements for Named Executive Officers is contained under the heading "Executive Employment Agreements" on page 21 and “Potential Payments Upon Termination or Change in Control” on page 28.

Sections 280G and 4999
Our Named Executive Officers are not entitled to any tax gross-up in the event they are subject to excise taxes payable under Section 4999 of the Code, in connection with a change in control.

Section 162(m) of the Internal Revenue Code - Compensation Deductibility Limits
Code Section 162(m) generally limits the Company’s ability to deduct compensation in excess of $1 million to the Company's chief executive officer and four other highest compensated officers in any tax year. The Committee generally administers the Company’s long-term and short-term incentive plans to attempt to be eligible for deduction under Code Section 162(m). However, the Committee retains the flexibility to award compensation which does not meet the deductibility requirements of Code Section 162(m) if necessary to achieve the objectives described in this discussion.

Clawback Policy
The Company has voluntarily adopted a clawback policy permitting the Committee to recover incentive compensation paid to any executive officer (as defined under federal securities laws) based on materially inaccurate financial information or performance metrics. A copy of the clawback policy is available on the Company’s website at www.enterprisebank.com.

Stock Ownership Guidelines
The Company's stock ownership guidelines provide that non-employee directors and different levels of executives are expected to own a specific amount of our common stock within the later of five years of adopting the program or five years after the date the executive becomes a Named Executive Officer or director as applicable. Named Executive Officers and non-employee directors are expected to make continuing progress towards compliance with the guidelines during the five-year period. For purposes of determining whether an executive or non-employee director is in compliance, or making progress towards compliance, stock is valued at its purchase price or, in the case of stock awarded under the Company's compensation plan, at its value at the time of the award. The table below shows the guidelines for Named Executive Officers by executive level.

Title	Stock Ownership Goal
Chief Executive Officer / President	Greater of 50,000 shares or 5 x Base Salary
All Other Named Executive Officers	Greater of 25,000 shares or 2.5 x Base Salary
Non-Employee Directors	$250,000

Under the Company’s Insider Trading Policy, Directors and Officers are prohibited from engaging in hedging transactions related to Company stock, such as puts, calls, other derivative transactions, forward sale contracts swaps, and other arrangements intended to hedge exposure to Company stock or provide protection against declines in the value of Company stock.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K under the Securities Exchange Act of 1934 and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the Compensation Committee,

Michael R. Holmes, Chairperson	Michael A. DeCola

John S. Eulich	Nevada A. Kent, IV

Sandra A. Van Trease

EXECUTIVE EMPLOYMENT AGREEMENTS

Executive Employment Agreement with Mr. Lally
On June 1, 2017, and effective as of May 2, 2017, the Company entered into an Executive Employment Agreement with Mr. Lally. The Employment Agreement provides for severance compensation upon Mr. Lally’s termination for any reason: (i) earned but unpaid base salary through the termination date; (ii) bonus compensation to the extent earned in a prior year but not yet paid; (iii) accrued benefits under any Company plans; (iv) a lump sum payment in respect of accrued but unused vacation days; and (v) any unpaid expense or other reimbursement (the “Accrued Obligations”).In addition, the Employment Agreement provides for benefits if Mr. Lally’s employment is terminated under certain circumstances. In the event the Company terminates Mr. Lally’s employment without Cause or if he voluntarily terminates his employment for Good Reason at any time (including prior to or following a Change in Control), Mr. Lally will receive (i) a lump sum equal to 24 months of base salary; (ii) a lump sum equal to 2 times the greater of (x) the average annual bonus paid over the previous 2 years or (y) the annual bonus for the year in which Mr. Lally’s termination occurs as though all “target levels” of performance are fully achieved; (iii) continued medical benefits for 24 months at the same cost as Mr. Lally would be required to pay as an active employee; and (iv) the Accrued Obligations.

The Employment Agreement contains restrictive covenants prohibiting Mr. Lally from competing with the Company during the term of his employment and for a period of either (i) 12 months following any termination of employment, but excluding a termination at any time (including prior to or following a Change in Control) by the Company without Cause or by Mr. Lally for Good Reason; or (ii) 24 months following a termination by the Company without Cause or by Mr. Lally for Good Reason at any time (including prior to or following a Change in Control) (the “Restricted Period”). The Employment Agreement also prohibits Mr. Lally from soliciting employees and certain customers of the Company or any of its affiliates during the Restricted Period. In addition, confidentiality provisions in the Employment Agreement prohibit the use or disclosure of confidential information.

Executive Employment Agreement with Mr. Turner
Effective September 13, 2013, the Company entered into an Executive Employment Agreement with Mr. Turner. Mr. Turner's agreement, as amended, provides for a continuous term until the agreement is terminated in accordance with its provisions. The agreement provides Mr. Turner with severance compensation in the event of his termination under certain circumstances. The agreement also has confidentiality, non-compete and non-solicitation provisions for his period of employment and for a period of one year after termination of his employment.

The reason for termination determines the amount of severance compensation, if any, due to Mr. Turner. Generally, he is entitled to payment of accrued base salary, bonus to the extent earned, vested deferred compensation, accrued benefits through his date of termination, accrued vacation pay and reimbursement of business expenses. If Mr. Turner’s employment is terminated in a “Termination Other Than for Cause” (as defined in the agreement), he will be entitled to severance compensation equal to one year of base salary and target level bonus, paid in a period over one year, and all unvested equity awards will become vested. If Mr. Turner's employment is terminated in a “Termination Upon Change in Control” (as defined in the agreement), he will be entitled to severance compensation equal to two years of base salary and target level bonus in a lump sum payment 10 days after his satisfaction of the release provisions contained in the agreement, and all unvested equity awards will become vested. Upon any other termination, disability or death, neither Mr. Turner nor his estate will be entitled to any severance compensation.

Executive Employment Agreement with Mr. Goodman
Effective January 1, 2005, and amended on October 11, 2013, the Company entered into an Executive Employment Agreement with Mr. Goodman. The agreement provides for his continuous employment until the agreement is terminated in accordance with its provisions. The agreement provides Mr. Goodman with severance compensation in the event of his termination under certain circumstances. The agreement also has confidentiality, non-compete and non-solicitation provisions for his period of employment and for a period of one year after termination of his employment.

The reason for termination determines the amount of severance compensation, if any, due to Mr. Goodman. Generally, he is entitled to payment of accrued base salary, bonus to the extent earned, accrued benefits through his date of termination, accrued vacation pay, and reimbursement of business expenses. If Mr. Goodman’s employment is terminated in a “Termination Other Than for Cause” (as defined in the agreement), he will be entitled to severance compensation equal to one year of base salary and target level bonus, paid in a lump sum payment on the 60th day following Mr. Goodman’s termination. If Mr. Goodman's employment is terminated in a “Termination Upon a Change in Control”, he will be entitled to severance pay equal to two years of base salary plus two times the target amount of his annual cash bonus opportunity for the year, paid in a lump sum payment on the 60th day following Mr. Goodman’s termination, and all unvested equity awards will become vested for the year in which such termination occurs. Upon any other termination, disability or death, neither Mr. Goodman nor his estate will be entitled to any severance compensation.

Executive Employment Agreement with Mr. Bauche
Effective January 5, 2015, the Company entered into an Executive Employment Agreement with Mr. Bauche. The agreement provides for his continuous employment until the agreement is terminated in accordance with its provisions. The agreement provides Mr. Bauche with severance compensation in the event of his termination under certain circumstances. The agreement also has confidentiality, non-compete and non-solicitation provisions for his period of employment and for a period of one year after termination of his employment (unless his employment is terminated in a “Termination Upon a Change in Control” (as defined in the agreement) in which case the non-compete and non-solicitation provisions are in effect for his period of employment and for a period of six months after termination of his employment).

The reason for termination determines the amount of severance compensation, if any, due to Mr. Bauche. Generally, he is entitled to payment of accrued base salary, bonus to the extent earned, accrued benefits through his date of termination, accrued vacation pay, and reimbursement of business expenses. If Mr. Bauche’s employment is terminated in a “Termination Other Than for Cause" (as defined in the agreement), he will be entitled to severance compensation equal to one year of base salary and target level bonus, paid in a lump sum on the 60th day following Mr. Bauche’s termination.

If Mr. Bauche's employment is terminated in a “Termination Upon a Change in Control” (as defined in the agreement), he will be entitled to severance compensation equal to one year of base salary and target level bonus, paid in a lump sum on the 60th day following Mr. Bauche’s termination, and all unvested equity awards will become vested for the year in which such termination occurs. Upon any other termination, disability or death, neither Mr. Bauche nor his estate will be entitled to any severance compensation.

Executive Employment Agreement with Mr. Ponder
Effective July 23, 2014, the Company entered into a Change in Control Agreement with Mr. Ponder. If Mr. Ponder’s employment is terminated in a “Termination Upon a Change in Control” (as defined in the agreement), he will be entitled to severance pay equal to one year of base salary plus one times the target amount of his annual cash bonus opportunity for the year, paid in a lump sum payment on the 60th day following Mr. Ponder’s termination. The agreement also has confidentiality and non-solicitation provisions for his period of employment and for a period of one year after his employment.

SUMMARY COMPENSATION TABLE

The following table shows the compensation paid to the Company's Named Executive Officers that were named as such during the years ended December 31, 2017, 2016 and 2015.

		Salary ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)
Name and Principal Position	Year		(1) (2)	(3)	(4)	Total ($)
James B. Lally	2017	$443,544	$188,858	$308,526	$28,774	$969,702
President and Chief Executive Officer	2016	331,342	80,275	148,456	28,674	588,747
Peter F. Benoist	2017	209,419	—	381,903	375,424	966,746
Former Chief Executive Officer	2016	516,375	259,350	260,015	92,388	1,128,128
	2015	471,128	266,800	247,914	33,030	1,018,872
Keene S. Turner	2017	343,398	130,383	196,507	20,700	690,988
Executive Vice President and	2016	333,125	389,311	150,000	20,600	893,036
Chief Financial Officer	2015	305,673	92,000	141,665	20,600	559,938
Scott R. Goodman	2017	325,934	120,110	180,844	29,286	656,174
Executive Vice President;	2016	318,150	380,286	111,435	29,186	839,057
President - EB&T	2015	305,370	82,800	106,249	29,341	523,760
Douglas N. Bauche	2017	256,667	72,698	105,795	26,314	461,474
Chief Credit Officer - EB&T	2016	253,270	63,669	86,148	26,214	429,301
Mark G. Ponder	2017	212,500	60,845	92,558	14,374	380,277
Chief Financial Officer - EB&T

(1)
The amounts shown in this column represent the grant date fair value, computed in accordance with Financial Accounting Standards Board Codification Topic 718, Compensation - Stock Compensation (“FASB ASC 718”), disregarding estimates of forfeiture, of share denominated performance contingent grants of stock. For more information, please refer to Note 15 - Compensation Plans included in the Company's 2017 Consolidated Financial Statements on Form 10-K filed with the Securities and Exchange Commission ("SEC") on February 23, 2018.

(2)
On January 26, 2018, the shares earned for the 2015 LTIP grant were paid in shares of Company stock. The actual number of shares awarded were as follows: Mr. Lally, 6,750, Mr. Benoist, 21,750, Mr. Turner, 7,500, Mr. Goodman, 6,750, and Mr. Bauche, 4,500, and Mr. Ponder 3,750. For the 2016 LTIP grant, if performance conditions are met, the awards will be made in shares of Company stock. The maximum number of shares that would be awarded assuming the highest level of performance would be achieved is as follows: Mr. Lally, 5,070, Mr. Benoist, 16,380, Mr. Turner, 5,640, Mr. Goodman, 5,070, Mr. Bauche, 3,390, and Mr. Ponder 3,390. For the 2017 LTIP grant, if performance conditions are met, the awards will be made in shares of Company stock. The maximum number of shares that would be awarded assuming the highest level of performance would be achieved is as follows: Mr. Lally 7,170, Mr. Turner, 4,950, Mr. Goodman, 4,560, Mr. Bauche, 2,760, and Mr. Ponder 2,310. These grants are discussed in further detail under the heading “Compensation Components - Long-Term Incentive Compensation” in the Compensation Discussion and Analysis section above. For 2016, this column also includes the following special RSU awards: Mr. Turner, 10,457 shares on August 9, 2016, Mr. Goodman, 10,457 shares on August 9, 2016, and Mr. Bauche, 376 shares on March 16, 2016. These grants are discussed in further detail under the heading “Special Restricted Stock Units Granted During 2016” in the Compensation Discussion and Analysis section above.

(3)
The amounts shown in this column constitute the Short-Term Cash Incentive earned by each Named Executive Officer based on the Board’s evaluation of each Officer’s performance. These awards are discussed in further detail under the heading “Compensation Components - Short-Term Annual Incentives" in the Compensation Discussion and Analysis section above.

(4)	This column indicates amounts for various benefits provided to the Named Executive Officers as shown in the following supplemental table.

ALL OTHER COMPENSATION – SUPPLEMENTAL TABLE

Name and Principal Position	Year	401(k) Match	Car Allowance (1)	Club Dues (2)	Life Insurance	Other Cash Bonus	Other Comp (3)	Total
James B. Lally	2017	$13,500	$7,200	$7,200	$874	$—	$—	$28,774
President and Chief Executive Officer	2016	13,250	7,200	7,200	874	150	—	28,674
Peter F. Benoist	2017	13,500	2,700	2,250	3,443	—	353,531	375,424
Former Chief Executive Officer	2016	13,250	7,200	66,000	5,788	150	—	92,388
	2015	13,250	7,200	6,000	6,430	150	—	33,030
Keene S. Turner	2017	13,500	7,200	—	—	—	—	20,700
Executive Vice President and	2016	13,250	7,200	—	—	150	—	20,600
Chief Financial Officer	2015	13,250	7,200	—	—	150	—	20,600
Scott R. Goodman	2017	13,500	7,200	7,200	1,386	—	—	29,286
Executive Vice President	2016	13,250	7,200	7,200	1,386	150	—	29,186
President - Enterprise Bank & Trust	2015	13,250	7,200	7,200	1,541	150	—	29,341
Douglas N. Bauche	2017	13,500	7,200	4,740	874	—	—	26,314
Chief Credit Officer - EB&T	2016	13,250	7,200	4,740	874	150	—	26,214

Mark G. Ponder	2017	13,500	—	—	874	—		14,374
Chief Financial Officer - EB&T

(1)	Executives and key management are typically provided a car allowance, which may be used toward the cost of car ownership, including leases/loans, insurance, and maintenance.

(2)	Mr. Benoist's club dues for 2016 represent a one-time country club initiation fee of $60,000 and club dues of $6,000.

(3)	Mr. Benoist's other compensation represents fees for the Consulting Agreement described in the Compensation Discussion and Analysis on page 11.

GRANTS OF PLAN-BASED AWARDS

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (# of shares) (2)			All Other Stock Awards	Grant Date Fair Value of Stock and Option Awards (3)
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
James B. Lally	2/15/2017	$108,334	$216,667	$325,001	$2,390	$4,780	$7,170	—	$188,858
Peter F. Benoist	2/15/2017	134,098	268,196	402,294	—	—	—	—	—
Keene S. Turner	2/15/2017	69,000	138,000	207,000	1,650	3,300	4,950	—	130,383
Scott R. Goodman	2/15/2017	63,500	127,000	190,500	1,520	3,040	4,560	—	120,110
Douglas N. Bauche	2/15/2017	38,500	77,000	115,500	920	1,840	2,760	—	72,698
Mark G. Ponder	2/15/2017	32,500	65,000	97,500	770	1,540	2,310	—	60,845

(1)
The material terms of the annual cash incentive awards are described in the section titled “Compensation Components - Short-Term Annual Incentives,” in the Compensation Discussion and Analysis section above.

(2)
The amounts shown reflect the threshold, target, and maximum incentive grants under the 2013 Stock Incentive Plan. These awards are denominated in shares. If performance conditions are met, the awards will be made in shares of Company stock. For more information on these awards, see under the heading “Compensation Components - Long-Term Incentive Compensation”, in the Compensation Discussion and Analysis section above.

(3)
The aggregate grant date fair value pursuant to the 2013 Stock Incentive Plan were computed in accordance with FASB ASC 718. The grant value reflects the performance component of the grant at target and the market condition component of the grant reflects the grant date fair value derived using a Monte Carlo simulation.

For more information, please refer to Note 15 - Compensation Plans included in the Company's 2017 Consolidated Financial Statements on Form 10-K filed with the SEC on February 23, 2018.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth the outstanding equity awards as of December 31, 2017, for each NEO.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
James B. Lally
Granted 6/13/2008	5,188	—	$20.63	6/13/2018
Granted 8/2/2010	15,000	—	10.14	8/2/2020
Total	20,188	—			—	$—	12,660	$571,599
Peter F. Benoist
Total	—	—			—	—	25,420	1,147,713
Keene S. Turner
Total	—	—			10,457	472,134	12,060	544,509
Scott R. Goodman
Granted 6/13/2008	7,500	—	20.63	6/13/2018
Total	7,500	—			10,457	472,134	10,920	493,038
Douglas N. Bauche
Total	—	—			250	11,288	7,100	320,565
Mark G. Ponder
Total	—	—			—	—	6,300	284,445

(1)	Awards granted on June 13, 2008, and August 2, 2010, represent stock settled stock appreciation rights.

(2)
Shares or units of stock shall vest on the following dates for each Named Executive Officer as follows: Mr. Turner: 10,457 on August 9, 2018; Mr. Goodman: 10,457 on August 9, 2018; and Mr. Bauche: 125 on March 15, 2018, and 125 on March 15, 2019.

(3)
The amounts shown reflect target incentive grants for the years 2015, 2016, and 2017 under the 2013 Stock Incentive Plan. The settlements for these grants are contingent on the Company's results for a three-year period. These grants are discussed in further detail under the heading “Compensation Components - Long-Term Incentive Compensation,” in the Compensation Discussion and Analysis section above.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information concerning any option exercises or vested stock awards for each NEO during 2017.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (1)	Value Realized on Exercise	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting
Name	(#)	($)	(#)	($)
James B. Lally	4,245	$70,658	9,510	$451,546
Peter F. Benoist	113,656	2,111,236	29,478	1,401,095
Keene S. Turner	—	—	7,500	365,250
Scott R. Goodman	—	—	8,882	423,600
Douglas N. Bauche	—	—	5,458	261,674
Mark G. Ponder	—	—	3,750	182,625

(1) Includes shares acquired that were subsequently withheld to pay for taxes.

NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth information for each NEO during 2017 with respect to our Deferred Compensation Plan. Our Deferred Compensation Plan permits certain executives to participate and defer up to 25% of their base salary and/or up to 100% of their eligible bonus for a plan year. Participants can direct the investment of their accounts among the hypothetical investment alternatives made available under the plan and their accounts are adjusted for deemed investment gains or losses resulting from such investment directions. Participants make an irrevocable election when they elect to participate for a plan year to receive the vested account balance following their retirement date, or at a future date not less than five years after the beginning of the plan year. Participants may make hardship withdrawals under specific circumstances.

	Executive Contributions in Last Fiscal	Aggregate Gains in Last Fiscal	Aggregate Withdrawals/	Aggregate Balance at Last Fiscal
Name	Year (1)	Year	Distributions	Year End
James B. Lally	$—	$50,235	$—	$344,148
Peter F. Benoist	130,008	96,804	(155,293)	758,578
Keene S. Turner	—	—	—	—
Scott R. Goodman	—	—	—	—
Douglas N. Bauche	—	—	—	—
Mark G. Ponder	19,500	2,705	—	22,205

(1) Amounts in this column have been reported in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table on page 23.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Historically, our Named Executive Officers have been entitled to severance and change in control compensation under certain termination of employment events. The amounts potentially payable to our NEOs under our Deferred Compensation Plan are set forth under the Nonqualified Deferred Compensation section above. The following table quantifies the amount of such compensation which would have been received if the qualifying event had occurred as of December 31, 2017. In the case of acceleration of unvested equity awards, the amount shown is based upon the closing price of $45.15 per share for our common stock as of December 31, 2017, and reflects the value of performance awards at target, RSUs and the net cash equivalent due the holder offset by any exercise or "strike" price for stock options and SARs.

	Voluntary Termination	Disability / Death / For Cause	Total Compensation Upon Termination Other Than for Cause	Severance Upon Change In Control Termination	Acceleration of Unvested Equity Awards Upon a Change in Control	Total Compensation Upon Change in Control Termination
Name	(a)	(b)	(c)	(d)	(e)	(d+e)
James B. Lally	none	none	$1,333,334	$1,333,334	$571,599	$1,904,933
Keene S. Turner	none	none	483,127	966,255	1,016,643	1,982,898
Scott R. Goodman	none	none	444,073	888,147	965,172	1,853,319
Douglas N. Bauche	none	none	335,000	335,000	331,853	666,853
Mark G. Ponder	none	none	none	280,000	284,445	564,445

CHIEF EXECUTIVE OFFICER PAY RATIO

As permitted under SEC rules, to determine our median employee, we calculated the annual base pay based on a reasonable estimate of hours worked during 2017 for hourly workers, and upon salary levels for the remaining employees. We annualized pay for those who commenced work during 2017. We used a statistical sampling methodology to identify the median base pay. Then we identified employees we expected were paid within a 5% range of employees who were paid at that value. As required by the SEC, an employee was selected from that group and we determined that person's total compensation was $60,000. The ratio of CEO pay to median worker pay was 16:1 for 2017.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding the securities authorized for issuance under our equity compensation plans as of December 31, 2017.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by the Company's shareholders	106,130	$13.37	105,245
Equity compensation plans not approved by the Company's shareholders	—	—	—
Total	106,130 (1)	$13.37	105,245 (2)

(1) Includes the following:

•	106,130 shares of common stock used as the base for grants of stock settled stock appreciation rights under the 2002 Stock Incentive Plan;

(2) Includes the following:

•	86,082 shares of common stock available for issuance under the 2013 Stock Incentive Plan;

•	19,163 shares of common stock available for issuance under the Non-management Director Stock Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Company’s Compensation Committee are set forth on page 9. None of the members of the Compensation Committee were officers or employees of the Company or any of its subsidiaries in 2017, nor was any member formerly an officer or employee of the Company or any of its subsidiaries. For information about related person transactions involving members of our Compensation Committee, see Related Person Transactions - Loans to Related Persons.

During 2017, no executive officer of the Company served as (i) a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM - (Proposal A)

The Audit Committee has selected Deloitte & Touche LLP to be the independent registered public accounting firm for fiscal year 2018. The Board, on behalf of the Audit Committee, recommends that the stockholders ratify the appointment of the accounting firm. Although stockholder approval is not required by law and is not binding on the Audit Committee, the appointment is submitted by the Audit Committee of the Board of Directors in order to give the stockholders a voice in the designation of auditors. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the engagement of Deloitte & Touche LLP, will not be affected for fiscal year 2018. However, the Audit Committee will review the selection of the independent registered public accounting firm for the next fiscal year. Even if the resolution is approved, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that a change would be in the best interest of the Company and its stockholders.

THE BOARD, ON BEHALF OF THE AUDIT COMMITTEE UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM.

ADVISORY (NON-BINDING) APPROVAL OF EXECUTIVE COMPENSATION - (Proposal B)

We are providing our stockholders the opportunity to vote on an advisory (nonbinding) resolution to approve our executive compensation as described in the section captioned “Compensation Discussion and Analysis,” the tabular disclosure regarding compensation of our NEOs and the narrative disclosure accompanying those tables, all as set forth in pages 11 through 29 of this Proxy Statement. Our Board determined, as a result of the latest advisory vote regarding how often the Company should include a say-on-pay vote in its proxy materials, that we will have such an advisory vote every year.

The following resolution is submitted for stockholder approval:

Resolved, that the stockholders approve the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s proxy statement for the 2018 annual meeting of stockholders, including the Compensation Discussion and Analysis, the tabular disclosure regarding compensation of our Named Executive Officers and the narrative disclosure accompanying those tables.

Because your vote is advisory, it will not be binding upon the Board, however the Board will take the outcome of this vote into consideration in making future executive compensation decisions.

For the reasons set forth in this Proxy Statement, including the Compensation Discussion and Analysis, and the Report of the Compensation Committee, we believe our compensation policies and procedures are centered on a pay-for-performance culture, are competitive in our marketplace, are strongly aligned with the long-term interests of our stockholders, and that the compensation paid to our executives is consistent with such policies and procedures.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS RESOLUTION.

APPROVAL OF THE AMENDED AND RESTATED 2018 STOCK INCENTIVE PLAN - (Proposal C)

The purpose of this proposal is to seek stockholder approval of the Enterprise Financial Services Corp Amended and Restated 2018 Stock Incentive Plan (the "Plan"). If the Plan is approved by the Company's stockholders, the Plan will replace the Enterprise Financial Services Corp 2013 Stock Incentive Plan, as amended (the "2013 Plan"). Awards issued under the 2013 Plan will continue in effect and will be subject to the requirements of the 2013 Plan, but no new awards will be granted under the 2013 Plan after this Plan is approved by stockholders. The following summary of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached as Appendix A.

Purpose of Plan
The purpose of the Plan is to provide favorable opportunities for directors, officers, employees, consultants or advisors employed by or providing service to the Company or any of its subsidiaries, to acquire shares of common stock of the Company (“Common Stock”) or to benefit from the appreciation thereof. Such opportunities should provide an increased incentive for these individuals to contribute to the future success and prosperity of the Company, thus enhancing the value of the Company’s Common Stock for the benefit of the stockholders, and increase the ability of the Company to attract and retain individuals of exceptional skill upon whom, in large measure, its sustained progress, growth and profitability depend.

Administration
The Plan shall be administered by the Committee. The Committee shall consist of three or more members of the Board, each of whom shall be an "independent director" as defined in the listing standards of the NASDAQ Stock Market, Inc. or of such exchange on which the Common Stock in principally trade (herinafter referred to as the "Committee" or the "Administrator"). The Committee shall have full authority to grant awards, to interpret the Plan and to make such rules and regulations and establish such procedures as it deems appropriate for the administration of the Plan, taking into consideration the recommendations of management. The decisions of the Committee shall be binding and conclusive for all purposes and upon all persons unless and except to the extent that the Board shall have previously directed that all or specified types of decisions of the Committee shall be subject to approval by the Board. Notwithstanding the foregoing and anything else in the Plan to the contrary, the Committee, in its sole discretion, may delegate the Committee’s authority and duties under the Plan to the Chief Executive Officer of the Company, or to any other committee to the extent permitted under Delaware law, under such conditions and limitations as the Board or the Committee may from time to time establish.

Shares Reserved Under the Plan
Subject to adjustments for changes in capital stock, an aggregate number of 1,600,000 shares (which includes the 1,000,000 shares that were initially approved on May 8, 2013, the original effective date of the 2013 Plan, plus an increase of 600,000 shares) will be reserved for issuance under the Plan. A maximum of 200,000 shares may be granted under the Plan to a participant pursuant to stock options awarded during any calendar year. A maximum of 200,000 shares may be granted under the Plan to a participant pursuant to stock appreciation rights awarded during any calendar year. For restricted stock or restricted stock units, a maximum of 100,000 shares may be granted under the Plan to a participant during any calendar year.

Participants
The participants eligible to participate in the Plan are any of the following: (i) directors, officers and employees of the Company or any of its Subsidiaries, or (ii) consultants or advisors to the Company or any of its subsidiaries.

Types of Awards
The Plan is a flexible plan that provides the Administrator broad discretion to fashion the terms of awards to provide eligible recipients with such stock-based and performance-related incentives as the Administrator deems appropriate. The Plan permits the issuance of awards in a variety of forms, including (1) incentive stock options; (2) nonqualified stock options; (3) stock appreciation rights; (4) restricted stock; (5) restricted stock units; and (6) other awards.

Incentive Stock Options
Incentive stock options (“ISOs”) are stock options to purchase common stock that meet the requirements of Section 422 Code. The exercise period for any ISO granted under the Plan will be determined by the Administrator, provided that no ISO may be exercisable more than 10 years after the date such ISO is granted or five years from the date of grant in the case of an ISO granted to a 10% or more shareholder of the Company. The exercise price for ISOs granted under the Plan will be determined by the Administrator, provided that the option price per share may not be less than the fair market value per share on the date the ISO is granted. For an option intended to qualify as an ISO that is to be granted to a party that is a 10% or more shareholder of the Company, the exercise price per share may not be less than 110% of the fair market value per share of the Common Stock on the grant date. The exercise price shall be payable in the manner provided by the applicable award agreement, which may include, without limitation, payment in the form of: (i) cash equal to such aggregate exercise price, (ii) shares of common stock owned by the participant having a fair market value at least equal to such aggregate exercise price on the day of exercise or the trading day immediately preceding the date of exercise as determined by the Administrator in its reasonable discretion, (iii) any cashless exercise mechanism, or (iv) a combination of any of the above methods which total to such aggregate exercise price.

Non-qualified Stock Options
Non-qualified stock options (“NQSOs”) are stock options to purchase common stock that do not qualify as ISOs. NQSOs are issued at exercise prices determined by the Administrator, provided that the exercise price of a NQSO must not be less than 100% of the fair market value of the underlying shares of common stock on the date the NQSO is granted. Like ISOs, the exercise price shall be payable in the manner provided by the applicable award agreement, which may include, without limitation, payment in the form of: (i) cash equal to such aggregate exercise price, (ii) shares of common stock owned by the participant having a fair market value at least equal to such aggregate exercise price on the day of exercise or the trading day immediately preceding the date of exercise as determined by the Administrator in its reasonable discretion, (iii) any cashless exercise mechanism, or (iv) a combination of any of the above methods which total to such aggregate exercise price.

Stock Appreciation Rights
A stock appreciation right is a right to receive, with respect to each share of common stock subject to such stock appreciation right, value in an amount equal to the excess, if any, of (i) the fair market value of a share of common stock on the day of exercise or the trading day immediately preceding the date of exercise, as determined by the Administrator in its reasonable discretion over (ii) the exercise price of such stock appreciation right. The exercise period for any stock appreciation right granted under the Plan will be determined by the Administrator, provided that no stock appreciation right may be exercisable more than 10 years after the date such stock appreciation right is granted.

Restricted Stock
The Administrator is authorized to award grants of restricted stock to participants. The terms of each award of restricted stock shall be set forth in an award agreement. The Administrator shall determine the events or conditions necessary for the lapse of restrictions applicable to the award of restricted stock, which may include, among other things, requirements of continuous service for a specified term or the attainment of specific performance standards or goals, which restrictions may differ among participants.

Restricted Stock Units
The Administrator is authorized to award grants of restricted stock units to participants. The terms of each award of restricted stock units shall be set forth in an award agreement. The Administrator shall determine the events or conditions necessary for the lapse of restrictions applicable to the award of restricted stock units, which may include, among other things, requirements of continuous service for a specified term or the attainment of specific performance standards or goals, which restrictions may differ among participants.

Other Awards
The Administrator may, in its sole discretion, grant awards of common stock, including fully vested common stock, and other awards that are valued in whole or in part by reference to the fair market value of the common stock.

Adjustment in Event of Change in Shares
In the event of a stock split, stock dividend, cash dividend (other than a regular cash dividend), combination of shares, merger, or other relevant change in the Company's capitalization, the Administrator shall, subject to the approval of the Board of Directors, appropriately adjust the number and kind of shares available for issuance under the Plan, the number, kind and exercise price of shares subject to outstanding options and stock appreciation rights and the number and kind of shares subject to outstanding restricted stock and restricted stock unit awards.

Change of Control
Except to the extent reflected in a particular award agreement, in the event of a Change of Control (as defined in the Plan):
(a) upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding awards shall be assumed by, or replaced with comparable awards by, the surviving corporation (or a parent or subsidiary of the surviving corporation); (b) Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), in the event the surviving corporation (or a parent or subsidiary of the surviving corporation) does not assume or replace the awards with comparable awards, (i) the Company shall provide each Participant with outstanding awards written notice of such Change of Control, (ii) all Options and Stock Appreciation Rights shall become immediately exercisable with respect to 100% of the shares or rights subject thereto, (iii) the Restricted Stock that is subject to time-based vesting and not subject to achievement of performance goals based on Qualifying Performance Criteria (as defined in the Plan) shall become fully vested and all restrictions shall expire immediately, (iv) the Restricted Stock that is subject to achievement of performance goals based on Qualifying Performance Criteria and not subject to time-based vesting shall, unless the award agreement provides for vesting or earning in a greater amount upon the occurrence of a Change of Control, become vested, free of restrictions, in such amounts as determined by the Committee as if the applicable performance goals for the unexpired performance period had been achieved at least at the target level set forth in the applicable award agreement and the corresponding number of shares of Restricted Stock shall vest, (v) the Restricted Stock Units that are subject to time-based vesting and not subject to achievement of performance goals based on Qualifying Performance Criteria shall become fully vested and the shares of Common Stock subject to such Restricted Stock Units shall be delivered as promptly as practicable, subject to any limitations imposed thereon by Section 409A of the Code, and (vi) the Restricted Stock Units that are subject to achievement of performance goals based on Qualifying Performance Criteria and not subject to time-based vesting shall, unless the award agreement provides for vesting or earning in a greater amount upon the occurrence of a Change of Control, become vested and earned in such amounts as determined by the Committee as if the applicable performance goals for the unexpired performance period had been achieved at least at the target level set forth in the applicable award agreement and the corresponding number of shares of Common Stock subject to such Restricted Stock Units shall be delivered as promptly as practicable, subject to any limitations imposed thereon by Section 409A of the Code; and (c) Notwithstanding the foregoing, in the event of a Change of Control, the Committee may, in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Options, Stock Appreciation Rights or Restricted Stock Awards and pay to the holders thereof, in cash, the value of such awards based upon the highest price per share of Common Stock received or to be received by other stockholders of the Company in connection with the Change of Control.

Nontransferability
Awards granted under the Plan may not be transferred other than (i) by will or the laws of descent and distribution, (ii) pursuant to the terms of a “qualified domestic relations order” (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder), or (iii) for awards other than incentive stock options, in the Administrator's sole discretion in connection with a transfer for estate or retirement planning purposes to a trust established for such purposes.

Amendment and Discontinuance
The Board of Directors of the Company may from time to time amend or revise the terms of the Plan, or may discontinue the Plan at any time as permitted by law, provided, however, that such amendment shall not, without further approval of the stockholders, (i) increase the aggregate number of shares with respect to which awards may be made under the Plan; (ii) change the manner of determining the exercise price (other than determining the fair market value of the common stock to conform with applicable provisions of the Code or regulations and interpretations thereunder); (iii) extend the term of the Plan or the maximum period during which any option may be exercised or (iv) make any other change which, in the absence of stockholder approval, would cause awards granted under the Plan which are then outstanding, or which may be granted in the future, to fail to meet the exemptions provided by Section 162(m) of the Code. Notwithstanding the foregoing, the Company may not, without stockholder approval, reduce the exercise price of any option or stock appreciation right or exchange any option or stock appreciation right for a new award or for cash.

Duration
Unless the Plan is discontinued earlier by the Board, no award shall be granted on or after February 13, 2028.

U.S. Federal Income Tax Consequences
The following summary of some of the U.S. Federal income tax consequences of awards made under the Plan is based on the laws in effect as of the date of this Proxy Statement. It is general in nature and does not account for numerous circumstances that that may apply to a particular participant in the Plan. In addition, the state or local income tax consequences of a Plan award might be different than the Federal income tax consequences described below.

Incentive Stock Options
Generally, a participant will not realize any taxable income for Federal income tax purposes at the time an ISO is granted. Upon exercise of the ISO, the participant will generally incur no income tax liability (other than pursuant to the alternative minimum tax, if applicable), unless the participant has left our employ more than three months before exercising the option. If the participant transfers shares of Common Stock received upon the exercise of an incentive stock option within a period of two years from the date of grant of such incentive stock option or one year from the date of receipt of the shares of common stock (the “Holding Period”), then, in general, the participant will have taxable ordinary income in the year in which the transfer occurs in an amount equal to the excess of the fair market value on the date of exercise over the exercise price. However, if the sale price is less than the fair market value of such shares on the date of exercise, the ordinary income will not be more than the difference between the sale price and the exercise price. The participant will have long-term or short-term capital gain (or loss) in an amount equal to the amount by which the amount received for such common stock exceeds (or is less than) the participant's tax basis in the common stock as increased by the amount of any ordinary income recognized as a result of the disqualifying disposition, if any. If the participant transfers the shares of common stock after the expiration of the Holding Period, he or she will recognize capital gain (or loss) equal to the difference between the sale price and the exercise price.

If a participant who exercises an incentive stock option pays the option exercise price by tendering shares of common stock, such participant will generally incur no income tax liability (other than pursuant to the alternative minimum tax, if applicable), provided any Holding Period requirement for the tendered shares is met. If the tendered stock was subject to the Holding Period requirement when tendered (i.e., had not been held for the entire Holding Period), payment of the exercise price with such stock constitutes a disqualifying disposition. If the participant pays the exercise price by tendering common stock and the participant receives back a larger number of shares, the participant's basis in the number of shares of newly acquired stock equal to the number of shares delivered as payment of the exercise price will have a tax basis equal to that of the shares originally tendered, increased, if applicable, by an amount included in the participant's gross income as compensation. The additional newly acquired shares upon exercise of the option will have a tax basis of zero. All stock acquired upon exercise will be subject to the Holding Period requirement, including the number of shares equal to the number tendered to pay the exercise price. Any disqualifying disposition will be deemed to be a disposition of stock with the lowest basis. The Company will not be entitled to a tax deduction upon grant, exercise or subsequent transfer of shares of common stock acquired upon exercise of an incentive stock option, provided that the participant holds the shares received upon the exercise of such option for the Holding Period. If the participant transfers the common stock acquired upon the exercise of an incentive stock option prior to the end of the Holding Period, we will generally be entitled to a deduction at the time the participant recognizes ordinary income in an amount equal to the amount of ordinary income recognized by such participant as a result of such transfer.

Non-qualified Stock Options
Generally, a participant receiving a non-qualified stock option does not realize any taxable income for federal income tax purposes at the time of grant. Upon exercise of such option, the excess of the fair market value of the shares of common stock subject to the non-qualified stock option on the date of exercise over the exercise price will generally be taxable to the participant as ordinary income. The participant will have a capital gain (or loss) upon the subsequent sale of the shares of common stock received upon exercise of the option in an amount equal to the sale price reduced by the fair market value of the shares of common stock on the date the option was exercised. The holding period for purposes of determining whether the capital gain (or loss) is a long-term or short-term capital gain (or loss) will generally commence on the date the non-qualified stock option is exercised. If the participant who exercises a non-qualified stock option pays the exercise price by tendering shares of common stock and receives back a larger number of shares, the participant will realize taxable income in an amount equal to the fair market value of the additional shares received on the date of exercise, less any cash paid in addition to the shares tendered. Upon a subsequent sale of the common stock, the number of shares equal to the number delivered as payment of the exercise price will have a tax-basis equal to that of the shares originally tendered. The additional newly-acquired shares obtained upon exercise of the non-qualified stock option will have a tax basis equal to the fair market value of such shares on the date of exercise. The Company generally will be entitled to a tax deduction in the same amount and in the same year in which the participant recognizes ordinary income resulting from the exercise of a non-qualified stock option.

Stock Appreciation Rights
Generally, a participant receiving a stock appreciation right does not realize any taxable income for Federal income tax purposes at the time of grant. Upon the exercise of a stock appreciation right, the participant will generally recognize ordinary income in an amount equal to the amount of cash or the fair market value of the common stock distributed to the participant. The participant will have a capital gain (or loss) upon a subsequent sale of shares of common stock received in an amount equal to the sale price reduced by the fair market value of the shares of common stock on the date the stock appreciation right was exercised. The holding period for purposes of determining whether the capital gain (or loss) is a long-term or short-term capital gain (or loss) will generally commence on the date the stock appreciation right is exercised. The Company generally will be entitled to a tax deduction in the same amount and in the same year in which the participant recognizes ordinary income resulting from the exercise of stock appreciation rights.

Stock Awards
Generally, a participant receiving a stock award will recognize taxable income at the time of grant of a stock award of unrestricted shares. The taxable income will be equal to the excess of the fair market value of the unrestricted shares on the grant date over any amount the participant pays for the unrestricted shares. Generally, a participant will not recognize taxable income at the time of grant of a stock award of restricted shares. However, a participant may make an election under Section 83(b) of the Code (“Section 83(b)”) to be taxed at the time of the stock award. If a participant does not elect under Section 83(b) to recognize income at the time of the stock award, the participant will recognize taxable income at the time of vesting. The taxable income will be equal to the excess of the fair market value of the restricted shares at the time the shares vest over any amount the participant paid for the restricted shares. A participant may elect under Section 83(b) to include as ordinary income in the year of the stock award an amount equal to the excess of the fair market value of the shares on the transfer date over any purchase price paid for the shares. The fair market value of the shares will be determined as if the shares were not subject to forfeiture. If a participant makes the Section 83(b) election, the participant will not recognize any additional income when the shares vest. Any appreciation in the value of the restricted shares after the award is not taxed as compensation, but instead as a capital gain when the restricted shares are sold or transferred. If the participant makes a Section 83(b) election and the restricted shares are later forfeited, the participant is not entitled to a tax deduction or a refund of the tax already paid. The Section 83(b) election must be filed with the IRS within 30 days following the date the shares are awarded to a participant. The 83(b) election generally is not revocable and cannot be made after the 30-day period has expired. Dividends received on restricted shares subject to a Section 83(b) election are taxed as dividends instead of compensation. The Company will be entitled to an income tax deduction equal to the amount of ordinary income a participant recognizes in connection with a stock award. The deduction will generally be allowed for the taxable year in which the participant recognizes such ordinary income.

Other Awards
With respect to awards granted under the Plan that result in the payment or issuance of cash or shares of common stock or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property received. Thus, deferral of the time of payment or issuance will generally result in the deferral of the time the participant will be liable for income taxes with respect to such payment or issuance. With respect to awards involving the issuance of shares of common stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property becomes transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. A participant may make a Section 83(b) election and be taxed at the time of receipt of shares or other property rather than upon the lapse of restrictions on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property the participant would not be entitled to any tax deduction, including a capital loss, for the value of the shares or property on which he previously paid tax. The participant must file such election with the Internal Revenue Service within 30 days after the receipt of the shares or other property. The Company generally will be entitled to a deduction in an amount equal to the ordinary income received by the participant. The deduction will generally be allowed for the taxable year in which the participant recognizes such ordinary income.

Section 162(m)
Section 162(m) of the Code provides that any compensation paid to a “covered employee” within the meaning of Section 162(m) which is in excess of $1,000,000 cannot be deducted by us for Federal income tax purposes unless, in general, (1) such compensation constitutes “qualified performance-based compensation” satisfying the requirements of Section 162(m), and (2) the plan or agreement providing for such performance-based compensation has been approved by shareholders.

Parachute Payments
If any payments or rights accruing to a participant upon a change in control of the Company, or any payments awarded under the Plan, constitute “parachute payments” under Section 280G of the Code, depending upon the amount of such payments accruing and the other income of the participant of the Company, the participant may be subject to a 20% excise tax (in addition to ordinary income tax) and we may be disallowed a deduction for the amount of the actual payment.

Section 409A
Section 409A of the Code generally establishes rules that must be followed with respect to certain deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) on the service provider who is entitled to receive the deferred compensation. Certain awards that may be granted under the Plan may constitute “deferred compensation” within the meaning of and subject to Section 409A of the Code.

Plan Benefits
It is not presently possible to determine the dollar value of awards that may be made, or the individuals that may be selected for such awards, in the future under the Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDED AND RESTATED 2018 STOCK INCENTIVE PLAN

APPROVAL OF THE 2018 EMPLOYEE STOCK PURCHASE PLAN - (Proposal D)

The purpose of this proposal is to seek stockholder approval of the Enterprise Financial Services Corp 2018 Employee Stock Purchase Plan (the “Plan”). The following summary of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached as Appendix B.

Purpose of the Plan
The purpose of the Plan is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase Common Stock through accumulated contributions. The Company's intention is to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code, and to extend and limit Plan participants in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.

Administration
The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with applicable laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to designate separate Offerings under the Plan, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for the administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 12(a) hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan).

Shares Reserved Under the Plan
Subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be 230,894 shares of Common Stock, which represent 1% of Common Stock outstanding as of December 31, 2017. The number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2019 Fiscal Year equal to one percent (1.0%) of the outstanding shares of Common Stock on the last day of the immediately preceding Fiscal Year. In no event will an Eligible Employee be permitted to purchase during a calendar year a number of shares of Common Stock that is greater than $25,000 divided by the Fair Market Value of a share of Common Stock on the Enrollment Date and provided further that such purchase will be subject to the limitations set forth in the Plan.

Participants
The persons eligible to participate in the plan are any individual who is a common law employee providing services to the Company or a Designated Subsidiary and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator (if required under applicable local law) for purposes of any separate Offering Period. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is legally protected under applicable laws. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering Period, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering Period in an identical manner to all highly compensated individuals of the Employer whose Employees are participating in that Offering Period. Each exclusion shall be applied with respect to an Offering Period in a manner complying with U.S. Treasury Regulation Section 1.423-2(e)(2)(ii).

Offering Period
Each option granted under the Plan shall expire on the earliest to occur of (a) the completion of the purchase of shares on the last Exercise Date occurring within 27 months of the Grant Date of such option, (b) such shorter option period as may be established by the Committee from time to time, in its discretion and on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2, prior to an Enrollment Date for all options to be granted on such Enrollment Date, or (c) the date on which the Participant ceases to be such for any reason. Unless otherwise determined by the Administrator, the Plan will be implemented by consecutive six (6)-month Offering Periods beginning on June 1 and December 1 each year.

Change of Control
In the event of a merger or Change of Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period shall end. The New Exercise Date will occur before the date of the Company’s proposed merger or Change of Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period.

Amendment or Termination
The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 18). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under applicable laws, as further set forth in Section 11 hereof) as soon as administratively practicable.

Without stockholder consent and without limiting Section 19(a), the Administrator will be entitled to change the Offering Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit Contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.

In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to: (i) amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time; (ii) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price; (iii) shortening any Offering Period by setting a New Exercise Date, including an Offering Period underway at the time of the Administrator action; (iv)reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and (v) reducing the maximum number of Shares a Participant may purchase during any Offering Period. Such modifications or amendments will not require stockholder approval or the consent of any Plan Participants.

U.S Federal Income Tax Consequences

The following summary of some of the U.S. Federal income tax consequences of the exercise of options under the Plan is based on the laws in effect as of the date of this Proxy Statement. It is general in nature and does not account for numerous circumstances that that may apply to a particular participant in the Plan. In addition, the state or local income tax consequences of a Plan award might be different than the Federal income tax consequences described below.

At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 2018 EMPLOYEE STOCK PURCHASE PLAN

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as noted below, the following tables show, as of March 5, 2018, certain information about ownership of Common Stock by: (i) those persons or entities known by management to beneficially own more than 5% of our common stock (ii) each director, director nominee, and NEO, and (iii) all directors and executive officers as a group. As of March 5, 2018, there were 23,097,254 shares of common stock outstanding. For purposes of the information in the following tables, “ownership” includes (i) shares of stock directly or indirectly owned as of that date and (ii) shares which the named entity or individual has the right to acquire (by contract conversion or vesting) if such right is exercisable as of the date or will become exercisable within 60 days thereafter. Percentages shown below reflect such possible exercises but only as to the individual, entity or group whose percentage is being calculated.

	Number of	Percentage of
Name & Address of Beneficial Owner	Shares	Ownership
BlackRock Inc. (1)	1,416,134	6.1%
55 East 52nd Street
New York, NY 10055

(1)     Holdings reported on Schedule 13G/A filed with the SEC on January 29, 2018.

Directors and Named Executive Officers	Number of	Percentage of
Beneficial Owner	Shares (1) (2)	Ownership
John Q. Arnold (5)	9,359	*
Douglas N. Bauche (4)	6,180	*
Peter F. Benoist (4) (6)	143,479	*
Michael A. DeCola (7)	32,258	*
John S. Eulich	37,055	*
Scott R. Goodman (3) (4)	53,504	*
Robert E. Guest, Jr. (8)	119,391	*
James M. Havel	5,272	*
Judith S. Heeter	10,702	*
Michael R. Holmes	5,606	*
Nevada A. Kent, IV	2,819	*
James B. Lally (3) (4) (9)	77,280	*
Michael T. Normile	3,289	*
Mark G. Ponder	7,763	*
Eloise E. Schmitz	3,432	*
Keene S. Turner (4)	17,703	*
Sandra A. Van Trease	51,417	*

All Directors, Director Nominees, and Executive Officers as a Group (19 total) (3)	591,034	2.6%

* Less than 1%

(1)
Pursuant to the rules of the SEC, certain shares of common stock which a person has the right to acquire within 60 days pursuant to the exercise of stock options and warrants reflected in the number of shares in this table and are deemed to be outstanding for the purpose of computing beneficial ownership and the percentages of ownership of that person, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. All directors and executive officers as a group hold options to purchase an aggregate of 27,688 shares of common stock.

(2)	Unless otherwise indicated, the named person has sole voting and investment power for all shares shown.

(3)
Includes options and stock-settled stock appreciation rights outstanding and exercisable as of December 31, 2017, or within 60 days thereafter, including those beneficially owned by the named person, as follows: Mr. Lally, 20,188 shares; Mr. Goodman, 7,500 shares; all directors and named executive officers as a group, 27,688 shares.

(4)
Includes shares indirectly held in the EFSC Incentive Savings Plan beneficially owned by the named person, as follows: Mr. Lally, 12,012 shares; Mr. Benoist, 1,299 shares; Mr. Turner, 985 shares; Mr. Goodman, 4,329 shares; and Mr. Bauche, 2,006 shares.

(5) Includes 9,359 shares held in trust for the benefit of Mr. Arnold and his spouse as to which Mr. Arnold has shared voting and investment power.
(6) Includes 128,787 shares held in trust for the benefit of Mr. Benoist and his spouse as to which Mr. Benoist has shared voting and investment power.

(7)
Includes 10,130 shares held jointly by Mr. DeCola and his spouse as to which Mr. DeCola has shared voting and investment power. and 1,960 shares held jointly in a trust by Mr. DeCola and his spouse in which Mr. DeCola has shared voting and investment power.

(8)
Includes 73,077 shares held jointly by Mr. Guest and his spouse as to which Mr. Guest has shared voting and investment power; 8,220 shares held in an Individual Retirement Account for the benefit of Mr. Guest’s spouse as to which Mr. Guest has shared voting and investment power; and 33,785 shares held in a trust for the benefit of Mr. Guest’s children as to which Mr. Guest is a co-trustee and has shared voting and investment power.

(9) Includes 9,270 shares held jointly by Mr. Lally and his spouse as to which Mr. Lally has shared voting and investment power.

RELATED PERSON TRANSACTIONS

Loans to Related Persons
Some of the directors, including members of the Compensation Committee, and officers of the Company and the Bank, and members of their immediate families and firms and corporations with which they are associated, have had transactions with the Bank, including borrowings and investments. All such loans and investments have been made in the ordinary course of business, have been made on substantially the same terms, including interest rate paid or charged and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

Engagement of Husch Blackwell LLP
In 2017, the Company paid $877,546 to the law firm of Husch Blackwell LLP to provide various legal services. Mr. Benoist's brother-in-law, Joseph P. Conran, is a partner in Husch Blackwell LLP and a member of the firm's Partner Board.

Review, Approval or Ratification with Related Persons
Our Code of Ethics requires that every employee and officer avoid situations where loyalties may be divided between our interests and the employee's own interests. Employees, officers and directors must avoid conflicts of interests that interfere with the performance of their duties or are not in the best interests of the Company.

Pursuant to its written charter, the Audit Committee reviews all related-party transactions as required to be disclosed in our financial statements or periodic filings with the SEC, other than specific categories of pre-approved transaction set forth in our Related Party Transactions Policy. Related party transactions include transactions between the Company, our executive officers and directors, beneficial owners of five percent or greater of our securities, and all other related persons specified under Item 404 of Regulation S-K promulgated by the SEC. The Audit Committee considers each proposed transaction in light of the specific facts and circumstances presented, including but not limited to the risks, costs and benefits to us.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires directors, certain officers and all persons who beneficially own more than 10 percent of our common stock file reports with the SEC with respect to beneficial ownership of our securities. We have adopted procedures to assist our directors and executive officers in complying with the Section 16(a) filings.

Based solely upon our review of the copies of the filings that we received with respect to the fiscal year that ended December 31, 2017, or written representations from certain reporting persons, we believe that all reporting persons made all filings required by Section 16(a) in a timely manner.

AUDIT COMMITTEE REPORT

The Audit Committee submits the following report:

The Audit Committee's role includes assisting the Board in monitoring the integrity of the Company's financial statements and related reporting process, compliance by the Company with legal and regulatory requirements, the independent auditors' qualifications, independence and performance, performance of the Company's internal audit function and the business practices and ethical standards of the Company. The Audit Committee operates under a written charter approved by the Board.

Management is responsible for the Company’s internal controls and financial reporting process. The Company's independent auditor, Deloitte and Touche LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and to express its opinions on the Company's financial statements in accordance with generally accepted United States accounting principles and the Company's internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. In addition, the Audit Committee is directly responsible for the appointment and oversight of the independent auditors, including review of their qualifications, independence and performance.

The Audit Committee has reviewed and discussed the Company’s audited financial statements and internal control report with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required by Statement on Auditing Standard No. 1301, as amended, as adopted by the PCAOB rules, the rules of the SEC and other regulations. The Audit Committee received written disclosures and the letter from the independent auditors as required by the applicable requirements of the PCAOB regarding the independent auditor's communications with the Audit Committee concerning independence and has discussed with the auditors their independence. As part of its review, the Audit Committee reviewed the fees paid to Deloitte & Touche LLP and considered whether Deloitte & Touche LLP's performance of non-audit services for the Company was compatible with auditors' independence. The Audit Committee has concluded that Deloitte & Touche LLP is independent from the Company and its management.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

Respectfully submitted by the following independent directors, who comprise the Audit Committee,
Sandra A. Van Trease, Chairperson	John. Q. Arnold	James M. Havel

	Nevada A. Kent, IV	Michael T. Normile

Eloise E. Schmitz

The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the report by reference therein.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth fees billed to the Company by Deloitte & Touche LLP, the Company's principal accounting firm for the years ended December 31, 2017 and 2016:

	December 31,
	2017	2016
Audit fees (1)	$875,000	$646,200
Audit related fees (2)	7,500	107,500
Tax fees (3)	50,443	41,505
	$932,943	$795,205

(1)
Includes professional services rendered for the audit of the Company’s consolidated annual financial statements, reports on internal control and review of financial statements in the Company’s reports on Form 10-Q and services normally provided in connection with regulatory filings or engagements including consultation on various accounting matters.

(2)
Audit related fees for services in 2017 related to services rendered for debt compliance and in 2016 primarily related to services rendered for the Company's acquisition and subordinated debt issuance.

(3)	Tax fees include fees for services principally related to the review of Company prepared calculations.

The Audit Committee is required to pre-approve all auditing services and permitted non-auditing services to be performed by the Company's independent auditors. The Chairperson of the Audit Committee has authority to approve in advance all audit or non-audit services to be performed by the independent auditors, but must report any such approval to the full Audit Committee at the next regularly scheduled meeting.

During the fiscal year ended December 31, 2017, all of the services described under the headings “Audit Fees” were approved by the Audit Committee pursuant to the procedures described above.

Deloitte & Touche LLP representatives are expected to attend the 2018 annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to stockholder questions.

PROPOSALS OF STOCKHOLDERS

Stockholders are entitled to present proposals for action at a forthcoming stockholders’ annual meeting if they comply with the requirements of the SEC proxy rules. Any proposals intended to be presented at the 2019 annual meeting of stockholders of the Company must be received at the Company’s principal office at 150 North Meramec, Clayton, Missouri 63105 on or before November 14, 2018 in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such meeting.

Any stockholder who intends to propose any other matter to be acted upon at the 2019 annual meeting of stockholders (but not include such proposal in the Company’s proxy statement) must inform the Company, in the manner specified in the Company’s By-Laws, no later than ninety nor more than one hundred twenty days prior to the first anniversary of the 2018 annual meeting. As a result, the notice pursuant to the Company's By-Laws must be received by the Company no earlier than January 2, 2019 and no later than February 1, 2019. Similarly, any stockholder nomination for a director to be elected at the 2019 annual meeting of stockholders must be submitted to the Company, in the manner and form specified in the Company's By-Laws, no earlier than January 2, 2019 and no later than February 1, 2019.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of the Company does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the annual meeting, other than those specifically referred to herein. If, however, any other matters should properly come before the annual meeting, it is the intention of the persons named on the Proxy Card to vote the shares represented thereby in accordance with their judgment as to the best interests of the Company on such matters.

ADDITIONAL INFORMATION

The Company's website is www.enterprisebank.com. We make available free of charge on or through our website, various reports that we file with or furnish to the SEC, including our annual reports, quarterly reports, current reports and proxy statements. These reports are made available as soon as reasonably practicable after they are filed with or furnished to the SEC. In addition, the Company's corporate governance documents are available through our website www.enterprisebank.com under “Investor Relations”.

Upon written request, the Company will furnish to stockholders, without charge, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2017. The written request should be sent to the Corporate Secretary, Enterprise Financial Services Corp, 150 North Meramec, Clayton, Missouri, 63105.

By Order of the Board of Directors,

Nicole Iannacone, Corporate Secretary

APPENDIX A
ENTERPRISE FINANCIAL SERVICES CORP
AMENDED AND RESTATED 2018 STOCK INCENTIVE PLAN

1.    PURPOSE OF THE PLAN. The purpose of the Enterprise Financial Services Corp Amended and Restated 2018 Stock Incentive Plan (the “Plan”) is to provide favorable opportunities for directors, officers, employees, consultants or advisors employed by or providing service to Enterprise Financial Services Corp (the “Company”) or any of its Subsidiaries, to acquire shares of common stock of the Company (“Common Stock”) or to benefit from the appreciation thereof. Such opportunities should provide an increased incentive for these individuals to contribute to the future success and prosperity of the Company, thus enhancing the value of the Company’s Common Stock for the benefit of the stockholders, and increase the ability of the Company to attract and retain individuals of exceptional skill upon whom, in large measure, its sustained progress, growth and profitability depend.

2.    DEFINITIONS.

Award means any (i) Options, (ii) Stock Appreciation Rights, (iii) Restricted Shares, (iv) Restricted Stock Units, or (v) Other Awards, granted under the Plan, whether granted singly, in combination or in tandem to a Participant.

Award Agreement means the written agreement between the Company and a Participant that sets forth the terms, conditions, performance requirements, limitations and restrictions applicable to an Award.

Board means the Board of Directors of the Company.

Change of Control means the occurrence of any of the following events: (i) any “person” (as that term is used in Sections 13 and 14(d)(2) of the Exchange Act) other than a Permitted Holder (as defined below) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 50% or more of either the outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally, (ii) during any period of two consecutive years, individuals who constitute the Board at the beginning of such period cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company’s stockholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period, or (iii) the Company undergoes a liquidation or dissolution or a sale of all or substantially all of the assets of the Company. No merger, consolidation or corporate reorganization in which the owners of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally prior to said combination, own 50% or more of the resulting entity’s outstanding voting securities shall, by itself, be considered a Change of Control. As used herein, “Permitted Holder” means (i) the Company, (ii) any corporation, partnership, trust or other entity controlled by the Company and (iii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any such controlled entity.

Code means the Internal Revenue Code of 1986, as amended. All section references to the Code in this Plan are intended to include any amendments or substitutions thereof or subsequent to the adoption of the Plan.

Common Stock means the Company’s common stock, $.01 par value per share.

Committee means the Compensation Committee of the Board.

Eligible Individuals means any of the following individuals: (i) directors, officers and employees of the Company or any of its Subsidiaries, or (ii) consultants or advisors to the Company or any of its Subsidiaries.

Exchange Act means the Securities Exchange Act of 1934, as amended. References to any specific section of the Exchange Act shall be deemed to include such regulations and guidance issued thereunder, as well as any successor section, regulations or guidance.

Exercise Price means the exercise price per share of Common Stock specified in an Option or Stock Appreciation Right.

Fair Market Value means, with respect to shares of Common Stock, the mean between the highest and lowest sale prices of the Common Stock reported by the exchange on which the Common Stock is listed on the date of measurement or, if the Common Stock is not so listed or admitted to trading on any national securities exchange, the mean between the highest and lowest quoted sale price on such date or, if not so quoted, the mean between the highest bid and lowest asked prices in the over-the-counter market on such date as reported in the National Association of Securities Dealers, Inc. Automated Quotations System

or such other system then in use or if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices on such date as furnished by a professional market maker selected by the Committee who is making a market in the Common Stock. If the Common Stock is not publicly held or publicly traded, Fair Market Value shall be as determined by the Committee in good faith.

Fiscal Year means a fiscal year of the Company, which is a calendar year.

Incentive Stock Option means an Option intended, as expressed in the Award Agreement, to meet the requirements of an “incentive stock option” as defined in Section 422(b) of the Code and the regulations thereunder.

Independent Director means an “independent director” as defined in the listing standards of the NASDAQ Stock Market, Inc., or of such exchange on which the Common Stock is principally traded.

Non-Qualified Stock Option means an Option that is not an Incentive Stock Option.

Option means a right to purchase shares of Common Stock at a stated price. An Option may either be an Incentive Stock Option or a Non-Qualified Stock Option.

Other Award means an Award designated as an Other Award pursuant to this Plan.

Participant means an Eligible Individual to whom one or more Awards are or have been granted under this Plan and have not been fully settled or cancelled and, following the death of any such person, his successors, heirs, executors and administrators, as the case may be.

Plan means this Enterprise Financial Services Corp Amended and Restated 2018 Stock Incentive Plan, as set forth herein and as it may be amended from time to time.

Restricted Stock means a share of Common Stock that may be subject to certain transferability and other restrictions and to a risk of forfeiture (including by reason of not satisfying certain performance goals).

Restricted Stock Unit means a right to receive a share of Common Stock at a future date, which may be conditioned on the satisfaction of certain requirements (including the satisfaction of certain performance goals).

Stock Appreciation Right means a right to receive, with respect to each share of Common Stock subject to such Stock Appreciation Right, value in an amount equal to the excess, if any, of (i) the Fair Market Value of a share of Common Stock on the day of exercise or the trading day immediately preceding the date of exercise, as determined by the Administrator in its reasonable discretion over (ii) the Exercise Price of such Stock Appreciation Right.

Subsidiaries shall have the meaning given to such term by Section 424 of the Code.

3.    ADMINISTRATION. The Plan shall be administered by the Committee. The Committee shall consist of three or more members of the Board, each of whom shall be an Independent Director. The Committee shall have full authority to grant Awards, to interpret the Plan and to make such rules and regulations and establish such procedures as it deems appropriate for the administration of the Plan, taking into consideration the recommendations of management. The decisions of the Committee shall be binding and conclusive for all purposes and upon all persons unless and except to the extent that the Board shall have previously directed that all or specified types of decisions of the Committee shall be subject to approval by the Board. Notwithstanding the foregoing and anything else in the Plan to the contrary, the Committee, in its sole discretion, may delegate the Committee’s authority and duties under the Plan to the Chief Executive Officer of the Company, or to any other committee to the extent permitted under Delaware law, under such conditions and limitations as the Board or the Committee may from time to time establish.

4.    AWARDS, IN GENERAL.
(a)    Number of Shares. As of the Effective Date, the total number of shares of Common Stock which may be issued under the Plan and with respect to which Awards may be made shall not exceed 1,600,000 shares (which includes the 1,000,000 shares that were initially approved on May 8, 2013, the original effective date of the Plan, plus an increase of 600,000 shares). The shares may be authorized and unissued or issued and reacquired shares, as the Board from time to time may determine. Shares with respect to which Options or Stock Appreciation Rights are not exercised prior to termination of the Option or Stock Appreciation Right, shares that are subject to Restricted Stock Units which expire without converting to Common Stock, and shares of Restricted Stock which are forfeited before the restrictions lapse, shall be available for issuance under the Plan. Notwithstanding the foregoing, neither (i) shares accepted by the Company in payment of the Exercise Price of any Option, if permitted under the terms of such Option, (ii) any shares withheld from a Participant, or delivered to the Company in satisfaction of required withholding taxes arising from Awards under the Plan, nor (iii) the difference between the total number of shares with respect to which a Stock Appreciation Right is awarded and the number of shares actually delivered upon exercise of such Stock Appreciation Right, shall be available for reissuance under the Plan.

(b)    Minimum Vesting/Restriction Period. Notwithstanding any provision of the Plan to the contrary (but subject to Section 11 of the Plan), each Award granted under the Plan shall become vested over a period of not less than one year following the date the applicable Award is granted; provided, however, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the shares of Common Stock reserved for issuance under Section 4(a) may be granted to any one or more Eligible Individuals without respect to such minimum vesting provisions. Nothing in this Section 4(b) shall preclude the Committee from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with or following a Participant’s death, disability, retirement, termination of service or the consummation of a Change of Control.

5.    PARTICIPATION. The Committee may, from time to time, in its discretion grant Awards to Participants from among the Eligible Individuals.

6.    GRANTS OF OPTIONS. The Committee is hereby authorized to grant Awards of Options to Eligible Individuals. The terms and conditions of each Option shall be set forth in an Award Agreement between the Company and the Participant on such terms and conditions as may be deemed advisable by the Committee in its discretion, but not inconsistent with the following:

(a)    Number of Shares. The maximum number of Options that may be awarded, for Awards which are intended to qualify under Section 162(m), during a calendar year to a Participant shall be 200,000 shares.

(b)    Exercise Price. The Exercise Price shall not be less than 100% of the Fair Market Value of Common Stock on the date such Option is granted.

(c)    Payment. The Exercise Price multiplied by the number of shares to be purchased by exercise of the Option shall be paid upon the exercise thereof. Upon exercise of the Option, the aggregate Exercise Price shall be payable in the manner provided by the applicable Award Agreement, which may include, without limitation payment in the form of: (i) cash equal to such aggregate Exercise Price, (ii) shares of Common Stock owned by the Participant having a Fair Market Value at least equal to such aggregate Exercise Price on the day of exercise or the trading day immediately preceding the date of exercise as determined by the Administrator in its reasonable discretion, (iii) any cashless exercise mechanism, or (iv) a combination of any of the above methods which total to such aggregate Exercise Price.

(d)    Stockholder Rights. A holder of an Option shall have none of the rights of a stockholder until the shares are issued to him or her; provided that if a Participant exercises an Option and the appropriate purchase price is received by the Company in accordance with this Section 6(d) prior to any dividend record date, such Participant shall be entitled to receive the dividends which would be paid on the shares subject to such exercise if such shares were outstanding on such record date. In no event shall dividends be paid with respect to Options prior to their exercise.

(e)    Term of Option; Exercise.  The Committee may designate the term of an Option in the Award Agreement, provided that the term shall not exceed ten years. During such term, an Option shall be exercisable at such times and under such conditions as shall be permissible under the terms of this Plan and of the Award Agreement.

(f)    Limitations Applicable to Incentive Stock Options. It is intended that Incentive Stock Options shall conform to the requirements of Sections 422 and 424 of the Code. To the extent that the aggregate Fair Market Value of the Common Stock, with respect to which Incentive Stock Options granted under this or any other Plan of the Company are exercisable for the first time by a Participant during any calendar year exceeds $100,000, or such other amount as may be permitted under the Code, such excess shall be considered Non-Qualified Stock Options. Notwithstanding anything in the Plan to the contrary, any Incentive Stock Option awarded to any Participant who, at the time of the Award, is the owner, directly or indirectly, of stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, shall (i) have a term not exceeding five years from the date of grant, and (ii) shall have an Exercise Price per share of not less than 110% of the Fair Market Value of the Common Stock on the date the Incentive Stock Option is granted.

7.    GRANTS OF STOCK APPRECIATION RIGHTS.  The Committee is hereby authorized to grant Awards of Stock Appreciation Rights to Eligible Individuals. The terms and conditions of each Stock Appreciation Right shall be set forth in an Award Agreement between the Company and the Participant on such terms and conditions as may be deemed advisable by the Committee in its discretion, but not inconsistent with the following:

(a)    Number of shares. The maximum number of Stock Appreciation Rights that may be awarded, for Awards which are intended to qualify under Section 162(m), during a calendar year to a Participant shall be 200,000 shares.

(b)    Exercise Price. The Exercise Price of a Stock Appreciation Right shall be not less than 100% of the Fair Market Value of the Company’s Common Stock on the date the Stock Appreciation Right is granted.

(c)    Term; Exercise. The Committee may designate the term of a Stock Appreciation Right in the Award Agreement, provided that the term shall not exceed ten years. During such term, a Stock Appreciation Right shall be exercisable at such times and under such conditions as shall be permissible under the terms of this Plan and of the Award Agreement.

(d)    Tandem Awards. Stock Appreciation Rights may be awarded on a stand-alone basis or in tandem with an Option. Notwithstanding any other provision of this Plan, any Stock Appreciation Right awarded in tandem with an Option:

(i)    shall entitle the Participant to exercise all or a portion of the Stock Appreciation Right in lieu of all or a portion of the Option,

(ii)    shall vest and expire on the same dates as the underlying Option and shall utilize the same Exercise Price as the underlying Option, and

(iii)    may be exercised only to the extent that the related Option has not been exercised. The exercise of Stock Appreciation Rights granted in tandem with an Option shall result in a pro rata surrender of the related Option to the extent that the Stock Appreciation Rights have been exercised.

(e)    Settlement of Stock Appreciation Right. Stock Appreciation Rights will be settled in fully vested shares of Stock, as specified in the Award Agreement.

8.    RESTRICTED STOCK AND RESTRICTED STOCK UNITS. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Eligible Individuals. The terms and conditions of each Award of Restricted Stock or Restricted Stock Units shall be set forth in an Award Agreement between the Company and the Participant on such terms and conditions as may be deemed advisable by the Committee in its discretion, but not inconsistent with the following:

(a)    Restriction Period. The Committee shall determine the events or conditions necessary for the lapse of restrictions applicable to the award of Restricted Stock or Restricted Stock Units, which may include, among other things, requirements of continuous service for a specified term or the attainment of specific performance standards or goals, which restrictions may differ among Participants. Upon the lapse of the restriction period and the attainment of any other vesting criteria established by the Committee, with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant one share of Common Stock (or cash in lieu of delivering shares, as the case may be) for each such outstanding and vested Restricted Stock Unit; provided, however, that the Committee may elect to defer the delivery of Common Stock beyond the expiration of the restricted period only (i) with written permission of the participant, and (ii) if such extension would not cause adverse tax consequences under Section 409A of the Code. Award Agreements for Restricted Stock and Restricted Stock Units shall provide for forfeiture of Common Stock covered thereby to the extent the Restricted Stock or Restricted Stock Units do not vest during the restricted period specified in the Award Agreement, except as the Committee may otherwise determine in the Award Agreement.

(b)    Stockholder Rights. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Participant receiving Restricted Stock shall be entitled the rights of a stockholder with respect to such Restricted Stock, including the right to receive dividends and vote shares of Restricted Stock upon the expiration of the applicable restriction period. Until Common Stock is issued to the Participant in settlement of Restricted Stock Units, the Participant shall not have any rights of a stockholder with respect to the Restricted Stock Units or the shares issuable thereunder. The Committee may determine in the applicable Award Agreement whether and to what extent the recipient of Restricted Stock Units has the rights of a stockholder of the Company including, but not limited to, whether the Participant receiving the Award has the right to vote the shares or to receive dividends or dividend equivalents upon the expiration of the applicable restriction period.

(c)    Number of Shares. The maximum number of shares of Restricted Stock or Restricted Stock Units that may be awarded, for Awards which are intended to qualify under Section 162(m), during a calendar year to a Participant shall be 100,000 shares.

(d)    Acceleration of Vesting. Notwithstanding the restrictions imposed on an Award of Restricted Stock or Restricted Stock Units as set forth in any Award Agreement, the Committee may shorten the applicable restriction period or waive any restrictions set forth therein, if the Committee concludes that it is in the best interests of the Company to do so.

9.    OTHER AWARDS. The Committee may, in its sole discretion, grant Awards of Common Stock, including fully vested Common Stock, and other Awards that are valued in whole or in part by reference to the Fair Market Value of Common Stock. These Awards shall collectively be referred to herein as Other Awards. Other Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, but not limited to, the right to receive fully vested shares. Subject to the other terms of the Plan, Other Awards may be granted to such Eligible Individuals in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee and set forth in an Award Agreement. The maximum amount that may be awarded, for Awards which are intended to qualify under Section 162(m), during a calendar year to a Participant as an Other Award shall be 100,000 shares.

10.    ADJUSTMENT IN THE EVENT OF CHANGE IN STOCK. Subject to Section 11, in the event of a stock split, stock dividend, cash dividend (other than a regular cash dividend), combination of shares, merger, or other relevant change in the Company’s capitalization, the Committee shall, subject to the approval of the Board, appropriately adjust the number and kind of shares available for issuance under the Plan, the number, kind and Exercise Price of shares subject to outstanding Options and Stock Appreciation Rights and the number and kind of shares subject to outstanding Restricted Stock awards; provided, however, that to the extent permitted in the case of Incentive Stock Options by Sections 422 and 424 of the Code, in the event that the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, through reorganization, merger, consolidation, liquidation, recapitalization, reclassification, stock split-up, combination of shares or dividend, appropriate adjustment in the number and kind of shares as to which Options may be granted and as to which Options or portions thereof then unexercised shall be exercisable, and in the Exercise Price thereof, shall be made to the end that the proportionate number of shares or other securities as to which Options may be granted and the optionee’s proportionate interests under outstanding Options shall be maintained as before the occurrence of such event; provided that any such adjustment in shares subject to outstanding Options (including any adjustments in the Exercise Price) shall be made in such manner as not to constitute a modification as defined by subsection (h)(3) of Section 424 of the Code; and provided, further, that, in the event of an adjustment in the number or kind of shares under a Restricted Stock award pursuant to this Section 10, any new shares or units issued to a recipient of a Restricted Stock award shall be subject to the same terms, conditions and restrictions as the underlying Restricted Stock award for which the adjustment was made.

11.    EFFECT OF A CHANGE OF CONTROL. Except to the extent reflected in a particular Award Agreement, in the event of a Change of Control:

(a)    Assumption of Awards. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Awards shall be assumed by, or replaced with comparable Awards by, the surviving corporation (or a parent or subsidiary of the surviving corporation).

(b)    Termination of Awards. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), in the event the surviving corporation (or a parent or subsidiary of the surviving corporation) does not assume or replace the Awards with comparable awards, (i) the Company shall provide each Participant with outstanding Awards written notice of such Change of Control, (ii) all Options and Stock Appreciation Rights shall become immediately exercisable with respect to 100% of the shares or rights subject thereto, (iii) the Restricted Stock that is subject to time-based vesting and not subject to achievement of performance goals based on Qualifying Performance Criteria shall become fully vested and all restrictions shall expire immediately, (iv) the Restricted Stock that is subject to achievement of performance goals based on Qualifying Performance Criteria and not subject to time-based vesting shall, unless the Award Agreement provides for vesting or earning in a greater amount upon the occurrence of a Change of Control, become vested, free of restrictions, in such amounts as determined by the Committee as if the applicable performance goals for the unexpired performance period had been achieved at least at the target level set forth in the applicable Award Agreement and the corresponding number of shares of Restricted Stock shall vest, (v) the Restricted Stock Units that are subject to time-based vesting and not subject to achievement of performance goals based on Qualifying Performance Criteria shall become fully vested and the shares of Common Stock subject to such Restricted Stock Units shall be delivered as promptly as practicable, subject to any limitations imposed thereon by Section 409A of the Code, and (vi) the Restricted Stock Units that are subject to achievement of performance goals based on Qualifying Performance Criteria and not subject to time-based vesting shall, unless the Award Agreement provides for vesting or earning in a greater amount upon the occurrence of a Change of Control, become vested and earned in such amounts as determined by the Committee as if the applicable performance goals for the unexpired performance period had been achieved at least at the target level set forth in the applicable Award Agreement and the corresponding number of shares of Common Stock subject to such Restricted Stock Units shall be delivered as promptly as practicable, subject to any limitations imposed thereon by Section 409A of the Code.

(c)    Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Committee may, in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Options, Stock Appreciation Rights or Restricted Stock Awards and pay to the holders thereof, in cash, the value of such Awards based upon the highest price per share of Common Stock received or to be received by other stockholders of the Company in connection with the Change of Control.

12.    RESTRICTIONS ON TRANSFER.

(a)    Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, or pursuant to the terms of a “qualified domestic relations order” (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder).

(b)    Awards other than Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, pursuant to the terms of a “qualified domestic relations order” (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder), or, in the sole discretion of the Committee, in connection with a transfer for estate or retirement planning purposes to a trust established for such purposes.

13.    AMENDMENT AND DISCONTINUANCE.

(a)    The Board may from time to time amend or revise the terms of the Plan, or may discontinue the Plan at any time as permitted by law, provided, however, that such amendment shall not (except as provided in Section 11), without further approval of the stockholders, (i) increase the aggregate number of shares with respect to which awards may be made under the Plan, (ii) change the manner of determining the Exercise Price (other than determining the Fair Market Value of the Common Stock to conform with applicable provisions of the Code or regulations and interpretations thereunder), (iii) extend the term of the Plan or the maximum period during which any Option may be exercised, or (iv) make any other change which, in the absence of stockholder approval, would cause awards granted under the Plan which are then outstanding, or which may be granted in the future, to fail to meet the exemptions provided by Section 162(m) of the Code.

(b)    No amendments, revision or discontinuance of the Plan shall, without the consent of an optionee or a recipient of a Restricted Stock award, in any manner adversely affect his or her rights under any Option theretofore granted under the Plan.

(c)    Notwithstanding anything herein to the contrary, the Company shall not, without stockholder approval, reduce the Exercise Price of any Option or Stock Appreciation Right and shall not exchange any Option or Stock Appreciation Right for a new Award with a lower (or no) Exercise Price or for cash.

14.    EFFECTIVE DATE AND DURATION. The Plan was adopted by the Board and became effective on February 13, 2018, and remains subject to approval by stockholders. No Option or Stock Appreciation Right may be granted and no Restricted Stock may be awarded under the Plan after February 13, 2028.

15.    TAX WITHHOLDING. Notwithstanding any other provision of the Plan, the Company or its subsidiaries, as appropriate, shall have the right to deduct from all awards under the Plan cash and/or stock, with a Fair Market Value in the amount of all federal, state or local withholding taxes (up to the maximum permissible statutory tax rate for the applicable tax jurisdiction, to the extent consistent with applicable law) with respect to such awards. In the case of awards paid in Common Stock, the Participant or Permitted Transferee may be required to pay to the Company or a subsidiary thereof, as appropriate, the amount of any such taxes which the Company or subsidiary is required to withhold, if any, with respect to such stock. Subject in particular cases to the disapproval of the Committee, the Company may accept shares of the Company’s Common Stock of equivalent Fair Market Value in payment of such withholding tax obligations if the optionee elects to make payment in such manner.

16.    CONSTRUCTION AND CONDITIONS. The Plan and all benefits provided hereunder shall be governed by and construed in accordance with the laws of the State of Delaware and in accordance with such federal law as may be applicable.

17.      QUALIFYING PERFORMANCE CRITERIA. Any Award may be made subject to the satisfaction of the following “Qualifying Performance Criteria”, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award Agreement: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity or tangible equity, (e) total stockholder return, (f)

share price performance, (g) return on capital, (h) return on assets or tangible assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, (p) market segment share, (q) customer satisfaction, (r) asset quality, (s) growth in loans and/or deposits, (t) operating efficiencies; (u) allowance for loan losses; (v) the ratio of non-performing loans to total loans; (w) the ratio of past due loans greater than 90 days and non-accruals to total loans; (x) the ratio of net charge-offs to average loans; (y) after tax operating income; and (z) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures.  The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) any extraordinary non-recurring items as described in Accounting Standards Codification (ASC) 225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year.

18.    NO CONTRACT CREATED. Neither the existence of the Plan nor the grant of any benefit pursuant to the Plan shall create in any Participant the right to continue to be employed by the Company or its Subsidiaries. Employment shall be “at will” and shall be terminable “at will” by the Company or employee with or without cause. Any oral statements or promises to the contrary are not binding upon the Company or the Participant.

Approved by the Board of Directors on this __ day of _______, 2018.

APPENDIX B
ENTERPRISE FINANCIAL SERVICES CORP
2018 EMPLOYEE STOCK PURCHASE PLAN
The purpose of the Enterprise Financial Services Corp 2018 Employee Stock Purchase Plan (the “Plan”) is to provide employees of Enterprise Financial Services Corp (the “Company”) and its Designated Subsidiaries with an opportunity to purchase Common Stock through accumulated Contributions. The Company’s intention is to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code, and to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.
1.Definitions.
(a)“Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 13.
(b)“Board” means the Board of Directors of the Company.
(c)“Change of Control” means the occurrence of any of the following events:

(i)
Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) (other than persons who are shareholders on the effective date of the Plan) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a shareholder, and a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corpor ation and in which the shareholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); or

(ii)
The consummation of (A) a merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); (B) a sale or other disposition of all or substantially all of the assets of the Company; or (C) a liquidation or dissolution of the Company.

Notwithstanding the foregoing, the following acquisitions shall not constitute a Change of Control: (A) an acquisition by the Company or entity controlled by the Company, or (B) an acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company.
(d)“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
(e)“Committee” means a committee of the Board appointed in accordance with Section 14 hereof.
(f)“Common Stock” means the common stock of the Company.
(g)“Compensation” means an Eligible Employee’s base straight time gross earnings, incentive compensation, bonuses, commissions, payments for overtime, but exclusive of payments for equity compensation income and other similar compensation. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Offering Period.
(h)“Contributions” means the payroll deductions and other additional payments that the Company may permit to be made by a Participant to fund the exercise of options granted pursuant to the Plan.
(i)“Designated Subsidiary” means any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan.
(j)“Director” means a member of the Board.
(k)“Eligible Employee” means any individual who is a common law employee providing services to the Company or a Designated Subsidiary and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator (if required under applicable local law) for purposes of any separate Offering Period. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is legally protected under applicable laws. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering Period, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering Period in an identical manner to all highly compensated individuals of the Employer whose Employees are participating in that Offering Period. Each exclusion shall be applied with respect to an Offering Period in a manner complying with U.S. Treasury Regulation Section 1.423-2(e)(2)(ii).
(l)“Employer” means the employer of the applicable Eligible Employee(s).
(m)“Enrollment Date” means the first Trading Day of each Offering Period.
(n)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
(o)“Exercise Date” means such dates on which each outstanding option granted under the Plan shall be exercised (except in such instance in which the Plan has been terminated), as may be determined by the Committee, in its discretion and on a uniform and nondiscriminatory basis from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date. The initial Exercise Dates are the first Trading Day on or after June 1 and December 1 of each Offering Period.
(p)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)
if the principal trading market for the Common Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported;

(ii)
if the Common Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Common Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Board determines; or

(iii)
if the Common Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Board. The Board shall determine the Fair Market Value based upon the application of a reasonable valuation method that considers all material information available to the Board. The Board may engage outside advisors, valuation experts and counsel to assist the Board in making a determination of Fair Market Value for purpose of the Plan.

(q)“Fiscal Year” means the fiscal year of the Company.
(r)“New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.
(s)“Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 3. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).
(t)“Offering Periods” means the period beginning on such date as may be determined by the Committee, in its discretion and on a uniform and nondiscriminatory basis, and ending on an Exercise Date, as described in Section 3. The duration and timing of Offering Periods may be changed pursuant to Sections 3 and 19.
(u)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(v)“Participant” means an Eligible Employee that participates in the Plan.
(w)“Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule) or pursuant to Section 19.
(x)“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(y)“Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.
(z)“U.S. Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code shall include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.
2.Eligibility.
(a)Enrollment Date. Any Eligible Employee on a given Enrollment Date will be eligible to participate in the Plan, subject to the requirements of Section 4.
(b)Non-U.S. Employees. Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.
(c)Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any parent or subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any parent or subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any parent or subsidiary of the Company accrues at a rate, which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.
3.Offering Periods. Each option granted under the Plan shall expire on the earliest to occur of (a) the completion of the purchase of shares on the last Exercise Date occurring within 27 months of the Grant Date of such option, (b) such shorter option period as may be established by the Committee from time to time, in its discretion and on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2, prior to an Enrollment Date for all options to be granted on such Enrollment Date, or (c) the date on which the Participant ceases to be such for any reason. Unless otherwise determined by the Administrator, the Plan will be implemented by consecutive six (6)-month Offering Periods beginning on June 1 and December 1 each year.
4.Participation. An Eligible Employee may participate in the Plan pursuant to Section 2(a) by (i) submitting to the Company’s stock administration office (or its designee), on or before a date determined by the Administrator prior to an applicable Enrollment Date, a properly completed subscription agreement authorizing Contributions in the form provided by the Administrator for such purpose (which may be similar to the form attached hereto as Exhibit A), or (ii) following an electronic or other enrollment procedure determined by the Administrator.
5.Contributions.
(a)At the time a Participant enrolls in the Plan pursuant to Section 4, he or she will elect to have Contributions in the form of payroll deductions (or, to the extent permitted by the Administrator, through other methods) made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation, which he or she receives on each pay day during the Offering Period (for illustrative purposes, should a pay day occur on an Exercise Date, a Participant will have any payroll deductions made on such day applied to his or her account under the then-current Offering Period). The Administrator, in its sole discretion, may permit all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Offering Period. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 9 hereof.
(b)In the event Contributions are made in the form of payroll deductions, such payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 9 hereof.
(c)All Contributions made for a Participant will be credited to his or her account under the Plan and Contributions will be made in whole percentages only. A Participant may not make any additional payments into such account.
(d)A Participant may discontinue his or her participation in the Plan as provided in Section 9. Except as may be permitted by the Administrator, as determined in its sole discretion, a Participant may not change the rate of his or her Contributions during an Offering Period.
(e)Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 2(c), a Participant’s Contributions may be decreased to zero percent (0%) at any time during an Offering Period. Subject to Section 423(b)(8) of the Code and Section 2(c) hereof, Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Offering Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 9.
(f)Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Eligible Employees to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted under applicable local law or (ii) the Administrator determines that cash contributions are permissible under Section 423 of the Code.
(g)At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).
6.Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during a calendar year a number of shares of Common Stock that is greater than $25,000 divided by the Fair Market Value of a share of Common Stock on the Enrollment Date and provided further that such purchase will be subject to the limitations set forth in Sections 2(c) and 12. The Eligible Employee may accept the grant of such option by electing to participate in the Plan in accordance with the requirements of Section 4. The Administrator may, for future Offering Periods, decrease the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Offering Period. Exercise of the option will occur as provided in Section 7, unless the Participant has withdrawn pursuant to Section 9. The option will expire on the last day of the Offering Period.
7.Exercise of Option.
(a)Unless a Participant withdraws from the Plan as provided in Section 9, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account. No fractional shares of Common Stock will be purchased; any Contributions accumulated in a Participant’s account, which are not sufficient to purchase a full share will be retained in the Participant’s account for the subsequent Offering Period or Offering Period, subject to earlier withdrawal by the Participant as provided in Section 9. Any other funds left over in a Participant’s account after the Exercise Date will be returned to the Participant. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.
(b)If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Company will make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 19. The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.
8.Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 8.

9.Withdrawal.
(a)A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose (which may be similar to the form attached hereto as Exhibit B), or (ii) following an electronic or other withdrawal procedure determined by the Administrator. All of the Participant’s Contributions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 4.
(b)A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.
10.Termination of Employment. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and such Participant’s option will be automatically terminated. A Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Company shall not be treated as terminated under the Plan.
11.Interest. No interest will accrue on the Contributions of a participant in the Plan, except as may be required by applicable law, as determined by the Company, and if so required by the laws of a particular jurisdiction, shall apply to all Participants in the relevant Offering, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).
12.Stock.
(a)Subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be 230,894 shares of Common Stock, which represent 1% of Common Stock outstanding. The number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2019 Fiscal Year equal to one percent (1.0%) of the outstanding shares of Common Stock on the last day of the immediately preceding Fiscal Year.
(b)Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.
(c)Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.
13.Administration. The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with applicable laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to designate separate Offerings under the Plan, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for the administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 12(a) hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan). Unless otherwise determined by the Administrator, the Employees eligible to participate in each sub-plan will participate in a separate Offering. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.
14.Designation of Beneficiary.
(a)If permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(b)Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
(c)All beneficiary designations will be in such form and manner as the Administrator may designate from time to time. Notwithstanding Sections 14(a) and (b) above, the Company and/or the Administrator may decide not to permit such designations by Participants in non-U.S. jurisdictions to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).
15.Transferability. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 9 hereof.
16.Use of Funds. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings for which applicable laws require that Contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party. Until shares of Common Stock are issued, Participants will only have the rights of an unsecured creditor with respect to such shares.
17.Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.
18.Adjustments, Dissolution, Liquidation, Merger or Change of Control.
(a)Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical limits of Section 12.
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 9 hereof.
(c)Merger or Change of Control. In the event of a merger or Change of Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period shall end. The New Exercise Date will occur before the date of the Company’s proposed merger or Change of Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 9 hereof.
19.Amendment or Termination.
(a)The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 18). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under applicable laws, as further set forth in Section 11 hereof) as soon as administratively practicable.
(b)Without stockholder consent and without limiting Section 19(a), the Administrator will be entitled to change the Offering Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit

Contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.
(c)In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i)
amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;

(ii)	altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(iii)	shortening any Offering Period by setting a New Exercise Date, including an Offering Period underway at the time of the Administrator action;

(iv)	reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and

(v)
reducing the maximum number of Shares a Participant may purchase during any Offering Period. Such modifications or amendments will not require stockholder approval or the consent of any Plan Participants.

20.Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
21.Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.
As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
22.Code Section 409A. The Plan is exempt from the application of Code Section 409A and any ambiguities herein will be interpreted to so be exempt from Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Code Section 409A.
23.Term of Plan. The Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It will continue in effect for a term of twenty (20) years, unless sooner terminated under Section 19.
24.Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under applicable laws.
25.Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).
26.No Right to Employment. Participation in the Plan by a Participant shall not be construed as giving a Participant the right to be retained as an employee of the Company or a Designated Subsidiary, as applicable. Furthermore, the Company or a Designated Subsidiary may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.

27.Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.
28.Compliance with Applicable Laws. The terms of this Plan are intended to comply with all applicable laws and will be construed accordingly.

EXHIBIT A
ENTERPRISE FINANCIAL SERVICES CORP
2018 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT

Original Application	Offering Date:
Change in Payroll Deduction Rate
1.                      hereby elects to participate in the Enterprise Financial Services Corp 2018 Employee Stock Purchase Plan (the “Plan”) and subscribes to purchase shares of Enterprise Financial Services Corp’s (the “Company”) Common Stock in accordance with this Subscription Agreement and the Plan.
2. I hereby authorize payroll deductions from each paycheck in the amount of     % of my Compensation (from 0% to 15%) on each payday during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)
3. I understand that said payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option and purchase Common Stock under the Plan.
4. I have received a copy of the complete Plan and its accompanying prospectus. I understand that my participation in the Plan is in all respects subject to the terms of the Plan.
5. Shares of Common Stock purchased for me under the Plan should be issued in the name(s) of                      (Eligible Employee or Eligible Employee and Spouse only).
6. I understand that if I dispose of any shares received by me pursuant to the Plan within two (2) years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or one (1) year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price that I paid for the shares. I hereby agree to notify the Company in writing within thirty (30) days after the date of any disposition of my shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the two (2)-year and one (1)-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (b) 5% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.
7. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

Employee’s Social Security Number:
Employee’s Address:
I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:
Signature of Employee

EXHIBIT B
ENTERPRISE FINANCIAL SERVICES CORP
2018 EMPLOYEE STOCK PURCHASE PLAN
NOTICE OF WITHDRAWAL
The undersigned participant in the Offering Period of the Enterprise Financial Services Corp 2018 Employee Stock Purchase Plan that began on             ,         (the “Offering Date”) hereby notifies Enterprise Financial Services Corp (the “Company”) that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned will be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:

Signature:

Date:

ENTERPRISE FINANCIAL SERVICES CORP 150 NORTH MERAMEC CLAYTON, MO 63105

VOTE BY INTERNET - www.proxyvote.com
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

ENTERPRISE FINANCIAL SERVICES CORP
The Board of Directors recommends you vote FOR the following:
Vote on Directors
1	Election of Directors
	Nominees:
	1)	John Q. Arnold	7)	Michael R. Holmes
	2)	Michael A. DeCola	8)	Nevada A. Kent, IV
	3)	John S. Eulich	9)	James B. Lally
	4)	Robert E. Guest, Jr.	10)	Michael T. Normile
	5)	James M. Havel	11)	Eloise E. Schmitz
	6)	Judith S. Heeter	12)	Sandra A. Van Trease

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐

Vote on Proposals

The Board of Directors recommends you vote FOR Proposals A, B, C and D:
		For	Against	Abstain
2	Proposal A, ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm.	☐	☐	☐
		For	Against	Abstain
3	Proposal B, an advisory (non-binding) vote to approve our executive compensation.	☐	☐	☐
		For	Against	Abstain
4	Proposal C, approval of the Amended and Restated 2018 Stock Incentive Plan	☐	☐	☐
		For	Against	Abstain
5	Proposal D, approval of the 2018 Employee Stock Purchase Plan	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Signature (Joint Owners)
Date	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K is/are available at www.proxyvote.com.

ENTERPRISE FINANCIAL SERVICES CORP
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

May 2, 2018 – 5:00 p.m., local time
Ritz-Carlton Amphitheater
100 Carondelet Plaza
St. Louis, Missouri 63105

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy card hereby appoint(s) James B. Lally and Keene S. Turner, or any of them, each with full power of substitution, as proxies to vote all shares of Enterprise Financial Services Corp common stock that the stockholder(s) would be entitled to vote on all matters that properly come before the 2018 Annual Meeting and at any adjournment or postponements. The proxies are authorized to vote in accordance with the specifications indicated by the stockholder(s) on the reverse side of this proxy card. This Proxy card, when properly executed will be voted as directed. If this Proxy card is signed and returned by the stockholder(s) and no specifications are indicated, the proxies are authorized to vote “FOR” the election of all nominees as unanimously recommended by the Board of Directors of Enterprise Financial Services Corp, and "FOR" Proposals A, B, C and D. If this proxy card is signed and returned, the proxies appointed thereby will be authorized to vote in their discretion on any other matters that may be presented for a vote at the 2018 Annual Meeting and at any adjournments or postponements.

SHARES HELD IN THE EFSC INCENTIVE SAVINGS PLAN

This proxy is also to be used by current or former employees of the Company or its subsidiaries who have allocated investment funds to the EFSC Common Stock Fund in the EFSC Incentive Savings Plan (the “Savings Plan”) to give voting instructions to the Savings Plan trustees. This proxy, when properly executed and delivered prior to 11:59 p.m. on April 27, 2018, will be voted by the Savings Plan trustees as directed.

 (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)